    As filed with the Securities and Exchange Commission on October 4, 2005.

                                                     REGISTRATION NO. 333-124750

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          -----------------------------

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                (AMENDMENT NO. 1)
                          ----------------------------


                          HEALTH DISCOVERY CORPORATION
                 (Name of Small Business Issuer in Its Charter)

               TEXAS                                         74-3002154
    (State or Other Jurisdiction of                       (I.R.S.  Employer
    Incorporation or Organization)                     Identification Number)

                                      8731
                          ----------------------------
            (Primary Standard Industrial Classification Code Number)

                           1116 SOUTH OLD TEMPLE ROAD
                               LORENA, TEXAS 76655
                                  (512)583-4500
                          (Address and Telephone Number
                         of Principal Executive Offices)
                          ----------------------------

                              DR. STEPHEN BARNHILL
                           1116 SOUTH OLD TEMPLE ROAD
                               LORENA, TEXAS 76655
                                 (512) 583-4500
                          ----------------------------

                       (Name, Address and Telephone Number
                              of Agent for Service)

                                   COPIES TO:

                                 TODD WADE, ESQ.
                              POWELL GOLDSTEIN LLP
                           1201 WEST PEACHTREE STREET
                                FOURTEENTH FLOOR
                             ATLANTA, GEORGIA 30309
                                 (404) 572-6600
                          -----------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time or at one time after the effective date of this registration statement as determined by the selling stockholders.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                                  CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED           PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF                   AMOUNT TO BE     MAXIMUM OFFERING      AGGREGATE OFFERING        AMOUNT OF
SECURITIES TO BE REGISTERED                 REGISTERED       PRICE PER UNIT             PRICE            REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------

Common Stock, no par value                  31,218,999           $0.33 (1)           $ 10,302,270            $ 1,212.58 (2)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value, to be
issued upon the exercise of warrants        32,234,686           $0.33 (1)           $ 10,637,446            $ 1,252.03 (2)
---------------------------------------------------------------------------------------------------------------------------



(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2)     Fees for original share amount were paid with initial filing.


        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===============================================================================
THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
===============================================================================



                  SUBJECT TO COMPLETION, DATED OCTOBER 4, 2005


                                   PROSPECTUS


                                63,453,685 SHARES



                          HEALTH DISCOVERY CORPORATION



        This prospectus relates to the resale of up to 63,453,685 shares of our common stock, no par value, which are being offered for resale from time to time by the stockholders named in the section entitled "Selling Stockholders" on page
13. The number of shares the selling stockholders may offer and sell under this prospectus includes common shares:


        o       the selling stockholders currently hold; and

        o issuable to them upon the exercise of warrants previously issued by us. The selling stockholders may also offer additional shares of common stock acquired upon the exercise of the warrants and our issuance of stock as a result of anti-dilution provisions, stock splits, stock dividends or similar transactions.


        We are registering these shares to satisfy registration rights of the selling stockholders.


        We will not receive any of the proceeds from any resales by the selling stockholders. We will, however, receive the proceeds from the exercise of the warrants issued to the selling stockholders. The selling stockholders may sell the shares of common stock from time to time in various types of transactions, including on the Over-the-Counter Bulletin Board and in privately negotiated transactions. For additional information on methods of sale, you should refer to the section entitled "Plan of Distribution" on page 16.


        On September 30, 2005, the last sales price of the common stock quoted on the Over-the-Counter Bulletin Board was $0.145 per share. Our company's common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "HDVY.OB."


        INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this prospectus is ____________

                                                  TABLE OF CONTENTS


Prospectus Summary................................................................................................1
Risk Factors......................................................................................................3
Use of Proceeds..................................................................................................12
Price Range of Our Common Stock..................................................................................13
Dividend Policy..................................................................................................13
Selling Stockholders.............................................................................................13
Plan of Distribution.............................................................................................16
Business........................................................................................................ 16
Properties.......................................................................................................26
Legal Proceedings................................................................................................26
Management's Discussion and Analysis of Financial Condition  and Results of Operations...........................27
Significant Accounting Policies and Estimates....................................................................29
Management.......................................................................................................30
Executive Compensation...........................................................................................33
Principal Stockholders...........................................................................................35
Certain Relationships and Related Party Transactions.............................................................36
Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.............................36
Description of Capital Stock.....................................................................................37
Legal Matters....................................................................................................37
Experts  ........................................................................................................37
Available Information............................................................................................38

                          -----------------------------

                              ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we have filed with the Securities and Exchange Commission. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under "Available Information" before you make any investment decision.

        The terms "Health Discovery," "Company," "we," "our" and "us" refer to Health Discovery Corporation unless the context suggests otherwise. The term "you" refers to a prospective purchaser of our common stock.

        You should rely only on the information contained in this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or any accompanying prospectus supplement. These securities are being offered for sale and offers to buy these securities are only being solicited in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any accompanying prospectus supplement is accurate only as of the date on their respective covers, regardless of the time of delivery of this prospectus or any accompanying prospectus supplement or any sale of the securities.

                  SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus contains certain forward-looking statements, including or related to our future results, certain projections and business trends. Assumptions relating to forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. When used in this prospectus, the words "estimate," "project," "intend," "believe," "expect" and similar expressions are intended to identify forward-looking statements. Although we believe that assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate, and we may not realize the results contemplated by the forward-looking statement. Management decisions are subjective in many respects and susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause us to alter our business strategy or capital expenditure plans that may, in turn, affect our results of operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, you should not regard the inclusion of such information as our representation that we will achieve any strategy, objective or other plans. The forward-looking statements contained in this prospectus speak only as of the date of this prospectus as stated on the front cover, and we have no obligation to update publicly or revise any of these forward-looking statements. These and other statements, which are not historical facts are based largely on management's current expectations and assumptions and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contemplate by such forward-looking statements. These risk and uncertainties include, among others, the risks and uncertainties described in "Risk Factors", beginning on page 3.

                               PROSPECTUS SUMMARY

        THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING "RISK FACTORS" AND THE FINANCIAL STATEMENTS, BEFORE MAKING AN INVESTMENT DECISION.

OUR MISSION


        Our mission is three-fold. First, we plan to identify new biomarkers and patterns of biomarkers to create non-invasive, patient specific diagnostics for the early detection of disease. Second, we will attempt to identify biomarkers that will provide potential drug targets for such devastating diseases as prostrate cancer, breast cancer, leukemia, dementia and obesity. Finally, we will focus on identifying patients at risk for certain adverse drug reactions thereby identifying patients who should or should not be given certain drugs.


        Our vision is to reshape the delivery of medicine in order to redefine the relationship between diagnostics, therapeutics and treatment by delivering personalized medicine that incorporates patient-specific information from gene expression, metabolic indicators and therapeutic response.

OUR BUSINESS

        Health Discovery Corporation was established in September 2003 to become the world's first fully integrated biomarker discovery company. We are positioning ourselves to provide pharmaceutical and diagnostic companies with all aspects of "first phase" diagnostic and drug discovery from expert assessment of the clinical dilemma through proper selection and procurement of high quality specimens. In addition, we aim to provide proprietary analytical evaluation methods and state-of-the-art computational analysis to produce relevant and accurate clinical data, producing accurate biomarker and pathway discoveries, resulting in patent protection of our biomarker discoveries for future development and commercialization.

MARKET OPPORTUNITY

        The market for post-genomic biomarker-based diagnostic products is expected to grow from $100 million in 2003 to $2 billion by 2008, according to Ken Rubenstein, Ph.D., in his publication REVOLUTIONIZING DRUG DEVELOPMENT AND DIAGNOSTICS published in September 2003. Using our technologies, we intend to become the first company to perform the total process of identifying a particular clinical medical problem to be solved and performing the entire process leading to the identification of the genes or proteins (called biomarkers), and the relationships among them (called pathways), that are relevant to the solution of the medical problem. This process will consist of an assessment of the clinical problem, the determination of the clinical trial set-up (the number of patients and what medical conditions they represent), the proper selection and procurement of high quality specimens for analysis, an analytical evaluation of the specimens through laboratory tests to produce the clinical data, and the mathematical evaluation of the data using pattern recognition techniques such as Support Vector Machines (SVM) and Fractal Geometric Modeling (FGM) to produce an accurate determination of the relevant genes and proteins and the manners in which they interact.


        Biomarkers and pathways represent the products of our company. As of September 2005, our company's intellectual property portfolio consisted of ownership and/or rights to use 65 issued and pending patents world-wide. We intend to sell or license all newly-discovered biomarkers and pathways to diagnostic companies for development into diagnostic assays and to pharmaceutical companies for further development as potential drug targets or to solve drug safety issues. In addition, we intend to grant non-exclusive licenses, with exclusive licenses in a few selected fields, for use of technology covered by the company's intellectual property portfolio for third party discovery applications as well as for signal and/or data processing applications.



STRATEGIC AGREEMENTS AND PARTNERSHIPS

        In October 2003, we signed our first agreement with M.D. Anderson Cancer Center in Houston Texas ("M.D. Anderson Cancer Center"). For the third time in four years, M.D. Anderson Cancer Center is ranked the nation's top cancer hospital in U.S. News and World Report's "America's Best Hospitals" survey, published in the magazine's July 28, 2003 issue. Under this agreement we will analyze a gene expression data base to identify new biomarkers and pathways involved in leukemia. Under the terms of the agreement, M.D. Anderson Cancer Center, has granted us a first option to obtain an exclusive worldwide royalty-bearing commercial license to commercialize any discovered biomarkers or pathways we identify.

        In January 2004, we entered into our second Biomarker and Pathway Discovery Agreement with M.D. Anderson Cancer Center. This second collaboration will give us access to already collected clinical specimens for new biomarker and pathway discovery in prostate cancer. We intend to use the findings of this study to develop new diagnostic approaches for prostate cancer and improve the clinical management of these patients. Under the terms of this agreement, M.D. Anderson Cancer Center, has granted Health Discovery Corporation a first option to obtain an exclusive, worldwide, royalty-bearing commercial license to commercialize any discovered prostate cancer biomarkers or pathways identified by us utilizing our patent protected computational techniques.

        In March 2004, we entered into an agreement with Stanford University to use our patent protected computational techniques to identify new patterns of biomarkers in lymphatic insufficiency and its response to therapeutic lymphangiogenesis. According to the agreement, ownership of Research Program Inventions conceived, discovered or reduced to practice under the Research Program will be determined based on inventorship. As such, any invention discovered using our analytical tools on this Stanford database would be jointly owned by Stanford and Health Discovery. In addition, Health Discovery has first option for exclusive world-wide licensing for commercialization of all discoveries.



        In September of 2004, we entered into an agreement with Dr. Thomas Stamey of Stanford University Medical Center to analyze what is thought by Dr. Stamey to be the most comprehensive prostate cancer gene chip data base in the world. This data base consists of Affymetrix gene chips containing 25,000 prostate related genes. This data is from 92 patients representing 9 classes of prostate disease - from BPH through all grades of prostate cancer. Using this database, Health Discovery hopes to identify new biomarkers for prostate cancer. We will also use our patent protected computational techniques such as Support Vector Machine and Fractal Genomics Modeling to analyze this data to determine the most relevant proteins to be used for diagnostics and drug targets. All discoveries will be jointly owned by Health Discovery and Dr. Stamey with Health Discovery having a world-wide exclusive license for commercialization.

        In addition, as a result of the Fractal Genomics acquisition, we are preparing to begin validation studies of the recently discovered and patent protected set of leukemia genes, discovered using our FGM technique, which was shown to separate ALL-T-cell leukemia from ALL-B-cell leukemia with 100% accuracy. This gene set, now intellectual property of Health Discovery, was originally presented to the medical and scientific world by Dr. Herbert Fritsche, Chairman of our Scientific Advisory Board, a world-renowned expert in cancer markers and Professor at MD Anderson Cancer Center, at the 31st Meeting of the International Society for Oncodevelopmental Biology and Medicine (ISOBM) in Edinburgh, United Kingdom.

THE OFFERING


        We are registering up to 63,453,685 shares of our common stock for the sale by the selling stockholders identified in the section of this prospectus entitled "Selling Stockholders." The shares included in the table identifying the selling stockholders include 31,218,999 shares of our issued common stock plus an additional 32,234,686 shares of common stock that have not yet been, but that may be, issued to the selling stockholder should they exercise their warrants. Information regarding our common stock and the warrants is included in the section of this prospectus entitled "Description of Capital Stock."



                        --------------------------------


        We were incorporated in Texas on April 6, 2001. Our administrative office is located 1116 South Old Temple Road Lorena, TX. Our principal executive office is located at 5501 Abercorn Street, Savannah, Georgia 31406. Our
telephone number is (512) 583-4500 and our web site is located at www.HealthDiscoveryCorp.com. Information contained on our web site is not a part of this prospectus.

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE SPECIFIC FACTORS LISTED BELOW TOGETHER WITH THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS BEFORE YOU DECIDE WHETHER TO PURCHASE SHARES OF OUR COMMON STOCK. ADDITIONAL RISKS AND UNCERTAINTIES, INCLUDING THOSE THAT ARE NOT YET IDENTIFIED OR THAT WE CURRENTLY THINK ARE IMMATERIAL, MAY ALSO ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION. THE MARKET PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

WE ARE A DEVELOPING BUSINESS AND A HIGH-RISK COMPANY.

        We are a high-risk company in a volatile industry. In September 2003, we completely changed the focus of our business from wireless telecommunications to biotechnology. Consequently, we have no history on which to base an evaluation of our business and prospects. Thus, investors should recognize that an investment in our company is risky and highly speculative. We are a developing business, and our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. Failure to implement and execute our business and marketing strategy successfully, to provide superior customer service, to respond to competitive developments and to integrate, retain and motivate qualified personnel could have a material adverse effect on our business, results of operations and financial condition. We must successfully overcome these and other business risks. If our efforts are unsuccessful or other unexpected events occur, purchasers of the common stock offered hereby could lose their entire investment.

WE EXPECT TO INCUR FUTURE LOSSES, AND WE MAY NEVER ACHIEVE OR SUSTAIN PROFITABILITY.

        We have never generated any revenue, and we expect to continue to incur net losses and negative cash flows in the future due in part to high research and development expenses, including enhancements to our technologies and investments in new technologies. We cannot assure you that we will ever achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability.

OUR BUSINESS IS DIFFICULT TO EVALUATE BECAUSE WE HAVE A LIMITED HISTORY OF OPERATIONS.

        Since our reorganization in 2003, our focus and our business model have been continually evolving. Accordingly, we have a history of operations in which there is insufficient information to identify any historical pattern. Even if we could discern such a pattern, the rapidly evolving nature of the biotechnology and pharmaceutical industries would make it very difficult to identify any meaningful information in such short a history. Therefore, it is also be difficult to make any projections about the future of our operations. This difficulty may result in our shares trading below their value.

WE WILL HAVE NEGATIVE OPERATING INCOME AND MAY NEVER BECOME PROFITABLE.

        Our operating expenses are expected to exceed our income for the next six to nine months and thus our capital will be decreased to pay these operating expenses. If we ever become profitable, of which there is no assurance that we can, from time to time our operating expenses could exceed our income and thus our capital will be decreased to pay these operating expenses.

WE MAY NEED ADDITIONAL FINANCING.

        Additional proceeds may be required to finance our activities. We cannot assure prospective investors that we will not need to raise additional capital or that we would be able to raise sufficient additional capital on favorable terms, if at all. No binding arrangements have been made to secure such financing, and there can be no assurance that such additional financing will be available when required on terms acceptable to us. If we fail to raise sufficient funds, we may have to cease operations, which would materially harm our business and financial results. If we raise additional capital by issuing equity securities, our stockholders may experience dilution. If we raise additional funds through collaboration and licensing arrangements, we may be required to relinquish some rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us.

OUR OPERATING RESULTS ARE UNPREDICTABLE AND MAY FLUCTUATE SIGNIFICANTLY FROM PERIOD TO PERIOD, WHICH MAY CAUSE OUR STOCK PRICE TO DECLINE AND RESULT IN LOSSES TO INVESTORS.

        Our operating results may vary from period to period due to numerous factors, many of which are outside our control, including the number, timing and acceptance of our services. Factors that may cause our results to vary by period include:


        o       changes in the demand for our products and services;
        o the nature, pricing and timing of products and services provided to our collaborators;
        o acquisition, licensing and other costs related to the expansion of our operations, including operating losses of acquired businesses;
        o       reduced capital investment for extended periods;
        o losses and expenses related to our investments in joint ventures and businesses;
        o regulatory developments or changes in public perceptions relating to the use of genetic information and the diagnosis and treatment of disease based on genetic information;
        o changes in intellectual property laws that affect our rights in genetic information that we sell; and
        o payments of milestones, license fees or research payments under the terms of our increasing number of external alliances.

        Research and development costs associated with our technologies and services, as well as personnel costs, marketing programs and overhead, account for a substantial portion of its operating expenses. These expenses cannot be adjusted quickly in the short term. If revenues of the business decline or do not grow as anticipated, we may not be able to reduce our operating expenses accordingly. Failure to achieve anticipated levels of revenue could therefore significantly harm our operating results for a particular period.

WE MAY FAIL TO MEET OUR DEBT OBLIGATIONS.

        If our cash flow and capital resources are insufficient to fund our debt obligations incurred in connection with recent acquisitions, we may be forced to sell assets, seek additional equity or debt capital or restructure our debt. In addition, any failure to make scheduled payment of interest and principal on our outstanding notes or any other indebtedness could result in our creditors exercising remedies on the notes and taking some or all of our assets or could otherwise harm our ability to incur additional indebtedness on acceptable terms. We cannot assure you that our cash flow and capital resources will be sufficient for payment of interest and principal on our debt in the future, including payments on any outstanding notes, or that any alternative methods would be successful or would permit us to meet our debt obligations.

OUR STOCK PRICE HAS BEEN, AND IS LIKELY TO CONTINUE TO BE, HIGHLY VOLATILE.

        Our stock price has, since September 1, 2003, traded as high as $.60 and as low as $.06. Our stock price could fluctuate significantly due to a number of factors beyond our control, including:

        o       variations in our actual or anticipated operating results;
        o       sales of substantial amounts of our stock;
        o announcements about us or about our competitors, including technological innovation or new products or services;
        o litigation and other developments related to our patents or other proprietary rights or those of our competitors;
        o conditions in the life sciences, pharmaceuticals or genomics industries; and
        o       governmental regulation and legislation.

        In addition, the stock market in general, and the market for life sciences and technology companies in particular, have experienced extreme price and volume fluctuations recently. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors may decrease the market price of our common stock, regardless of our actual operating performance.

        In the past, companies that have experienced volatility in the market prices of their stock have been the object of securities class action litigation. If we became the object of securities class action litigation, it could result in substantial costs and a diversion of management's attention and resources, which could affect our profitability.

OUR APPROACH OF INCORPORATING IDEAS AND METHODS FROM MATHEMATICS, COMPUTER SCIENCE AND PHYSICS INTO THE DISCIPLINES OF BIOLOGY, ORGANIC CHEMISTRY AND MEDICINE IS NOVEL AND MAY NOT BE ACCEPTED BY OUR POTENTIAL CUSTOMERS OR COLLABORATORS.

        We intend to create a fully integrated biomarker discovery company to provide pharmaceutical and diagnostic companies worldwide with new, clinically relevant and economically significant biomarkers. We are a drug and diagnostic discovery company, which incorporates ideas and methods from mathematics, computer science and physics into the disciplines of biology, organic chemistry and medicine. Our objective is to significantly increase the probability of success of drug discovery and diagnostic development. Our approach and the products and technologies derived from our approach are novel. Our potential customers and collaborators may be reluctant to accept our new, unproven technologies, and our customers may prefer to use traditional services. In addition, our approach may prove to be ineffective or not as effective as other methods. Our products and technologies may prove to be ineffective if, for instance, they fail to account for the complexity of the life processes that we are now attempting to model. If our customers or collaborators do not accept our products or technologies and/or if our technologies prove to be ineffective our business may fail or we may never become profitable.

EVEN IF OUR COMPUTATIONAL TECHNOLOGIES ARE EFFECTIVE AS RESEARCH TOOLS, WE OR OUR CUSTOMERS MAY BE UNABLE TO DEVELOP OR COMMERCIALIZE NEW DRUGS, THERAPIES OR OTHER PRODUCTS BASED ON THEM.

        Even if our computational technologies perform their intended functions as research tools, our customers may be unable to use the discoveries resulting from them to produce new drugs, therapies, diagnostic products or other life science products. Despite recent scientific advances in the life sciences and our improved understanding of biology, the roles of genes and proteins and their involvement in diseases and in other life processes is not well understood. Only a few therapeutic products based on the study of and discoveries relating to genes or proteins have been developed and commercialized. If our customers are unable to use our discoveries to make new drugs or other life science products, our business may fail or we may never become profitable.


OUR ACQUIRED SVM PORTFOLIO UTILIZES TECHNOLOGY COVERED BY AN EARLIER-ISSUED PATENT, AND IF WE LOSE THE RIGHTS TO USE THAT PATENT, OUR ABILITY TO EXPLOIT CERTAIN ASPECTS OF OUR SVM TECHNOLOGY WILL BE IMPAIRED.


        Our acquired SVM Portfolio utilizes technology covered by the original hyperplane patent (Pat. No. 5,649,068) invented by members of our Scientific Advisory Board and owned by Lucent Technologies, Inc. - GRL Corp. ("Lucent"). We have obtained an assignment of a pre-existing patent license from Lucent. If Lucent were to terminate the license, it is possible that we would not be able to use portions of the Support Vector Machine technology.

THE INDUSTRIES IN WHICH WE ARE ACTIVE ARE EVOLVING RAPIDLY, AND WE MAY BE UNABLE TO KEEP PACE WITH CHANGES IN TECHNOLOGY.

        The pharmaceutical and biotechnology industries are characterized by rapid technological change. This is especially true of the data-intensive areas of such technologies. Our future success will largely depend on maintaining a competitive position in the field of drug, therapeutics and diagnostic products discovery. If we fail to keep pace with changes in technology, our business will be materially harmed. Rapid technological development may result in our products or technologies becoming obsolete. This may occur even before we recover the expenses that we incurred in connection with developing those products and technologies. Products or services offered by us could become obsolete due to the development of less expensive or more effective drug or diagnostics discovery technologies. We may not be able to make the necessary enhancements to our technologies to compete successfully with newly emerging technologies.

WE FACE INTENSE COMPETITION AND IF WE ARE UNABLE TO COMPETE SUCCESSFULLY WE MAY NEVER ACHIEVE PROFITABILITY.

        The markets for our products and services are very competitive, and we expect our competition to increase in the future. Although we have not identified one company that provides the full suite of services that we do, we compete with entities in the U.S. and elsewhere that provide products and services for the analysis of genomic information and information relating to the study of proteins (proteomic information) or that commercialize novel genes and proteins. These include genomics, pharmaceutical and biotechnology companies, academic and research institutions and government and other publicly-funded agencies. We may not be able to successfully compete with current and future competitors. Many of our competitors have substantially greater capital resources, research and development staffs, facilities, manufacturing and marketing experience, distribution channels and human resources than we do. This may allow these competitors to discover or to develop products in advance of us or of our customers.

        Some of our competitors, especially academic and research institutions and government and other publicly funded agencies, may provide for free services or data similar to the services and data that we provide for a fee. Moreover, our competitors may obtain patent and other intellectual property protection that would limit our rights or our customers' and partners' ability to use or commercialize our discoveries, products and services. If we are unable to compete successfully against existing or potential competitors, we may never achieve profitability.

OUR MANAGEMENT MAY BE UNABLE TO ADDRESS OUR POTENTIAL GROWTH.

        We anticipate that once operations commence, a period of significant expansion will be required to address potential growth in our customer base and market opportunities. This expansion will place a significant strain on our management, operational and financial resources. To manage the expected growth of our operations, we will be required to improve existing and implement new operational systems, procedures and controls, and to expand, train and manage our employee base. There can be no assurance that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations, that management will be able to hire, train, retain, motivate and manage the required personnel or that we will be able to identify, manage and exploit existing and potential strategic relationships and market opportunities. Our failure to manage growth effectively could have a material adverse effect on our business, results of operations and financial condition.

IF OUR BUSINESS DOES NOT KEEP UP WITH RAPID TECHNOLOGICAL CHANGE OR CONTINUE TO INTRODUCE NEW PRODUCTS, WE MAY BE UNABLE TO MAINTAIN MARKET SHARE OR RECOVER INVESTMENTS IN OUR TECHNOLOGIES.

        Technologies in the biomarker industry have undergone, and are expected to continue to undergo, rapid and significant change. We may not be able to keep pace with the rapid rate of change and introduce new products that will adequately meet the requirements of the marketplace or achieve market acceptance. If we fail to introduce new and innovative products, we could lose market share to our competitors and experience a reduction in our growth rate and damage to our reputation and business.

        The future success of our business will depend in large part on our ability to maintain a competitive position with respect to these technologies. We believe that successful new product introductions provide a significant competitive advantage because customers make an investment of time in selecting and learning to use a new product, and are reluctant to switch to a competing product after making their initial selection. However, our business or others may make rapid technological developments, which could result in our technologies, products or services becoming obsolete before we are able to recover the expenses incurred to develop them.

IF OUR BUSINESS CANNOT ENTER INTO STRATEGIC ALLIANCES OR LICENSING AGREEMENTS, WE MAY BE UNABLE TO DEVELOP AND COMMERCIALIZE OUR TECHNOLOGIES INTO NEW PRODUCTS AND SERVICES OR CONTINUE TO COMMERCIALIZE EXISTING PRODUCTS OR SERVICES.

        We may be unable to maintain or expand existing strategic alliances or establish additional alliances or licensing arrangements necessary to continue to develop and commercialize products, and any of those arrangements may not be on terms favorable to the business. In addition, current or any future arrangements may be unsuccessful. If we are unable to obtain or maintain any third party license required to sell or develop our products or product enhancements, we may choose to obtain substitute technology either through licensing from another third party or by developing the necessary technology ourselves. Any substitute technology may be of lower quality or may involve increased cost, either of which could adversely affect our ability to provide our products competitively and harm our business.

        We also depend on collaborators for the development and manufacture of complex instrument systems and chemicals and other materials that are used in laboratory experiments. We cannot control the amount and timing of resources our collaborators devote to our products. We may not be able to enter into or satisfactorily retain these research, development and manufacturing collaborations and licensing agreements, which could reduce our growth and harm our competitive position.

WE MAY NOT BE ABLE TO FIND BUSINESS PARTNERS TO DEVELOP AND COMMERCIALIZE PRODUCT CANDIDATES DERIVING FROM OUR DISCOVERY ACTIVITIES.

        Our strategy for the development and commercialization of diagnostic markers and therapeutic proteins depends on the formation of collaborations or licensing relationships with third parties that have complementary capabilities in relevant fields. Potential third parties include pharmaceutical and biotechnology companies, diagnostic companies, academic institutions and other entities. We cannot assure you that we will be able to form these collaborations or license our discoveries or that these collaborations and licenses will be successful.

OUR DEPENDENCE ON LICENSING AND OTHER COLLABORATION AGREEMENTS WITH THIRD PARTIES SUBJECTS US TO A NUMBER OF RISKS.

        We may not be able to enter into licensing or other collaboration agreements on terms favorable to us. Collaborators may typically be afforded significant discretion in electing whether to pursue any of the planned activities. In most cases, our collaborators or licensees will have responsibility for formulating and implementing key strategic or operational plans. Decisions by our collaborators or licensees on these key plans, which may include development, clinical, regulatory, marketing (including pricing), inventory management and other issues, may prevent successful commercialization of the product or otherwise affect our profitability.

        In addition, we may not be able to control the amount and timing of resources our collaborators devote to the product candidates, and collaborators may not perform their obligations as expected. Additionally, business combinations or changes in a collaborator's or a licensee's business strategy may negatively affect its willingness or ability to complete its obligations under the arrangement with us. Furthermore, our rights in any intellectual property or products that may result from our collaborations may depend on additional investment of money that we may not be able or willing to make.

        Potential   or  future   collaborators   may  also  pursue   alternative
technologies, including those of our competitors. Disputes may arise with respect to the ownership of rights to any technology or product developed with any future collaborator. Lengthy negotiations with potential collaborators or disagreements between us and our collaborators may lead to delays or termination in the research, development or commercialization of product candidates or result in time-consuming and expensive litigation or arbitration. If our collaborators pursue alternative technologies or fail to develop or commercialize successfully any product candidate to which they have obtained rights from us, our business, financial condition and results of operations may be significantly harmed.

IF WE ARE UNABLE TO HIRE OR RETAIN KEY PERSONNEL OR SUFFICIENT QUALIFIED EMPLOYEES, WE MAY BE UNABLE TO SUCCESSFULLY OPERATE OUR BUSINESS.

        Our business is highly dependent upon the continued services of our Chief Executive Officer, President, Board of Directors and Scientific Advisory Board. While members of our senior management are parties to employment or consulting agreements and non-competition and non-disclosure agreements, we cannot assure you that these key personnel and others will not leave us or compete with us, which could materially harm our financial results and our ability to compete. The loss, incapacity or unavailability for any reason of any of these individuals could have a material adverse effect upon our business, as well as our relationships with our potential customers. We do not carry key person life insurance on any member of our senior management. Furthermore, competition for highly qualified personnel in our industry and geographic locations is intense. Our business would be seriously harmed if we were unable to retain our key employees, or to attract, integrate or retain other highly qualified personnel in the future.

WE MAY NOT BE ABLE TO EMPLOY AND RETAIN EXPERIENCED SCIENTIST, MATHEMATICIANS AND MANAGEMENT.

        Technologies in our industry have undergone, and are expected to continue to undergo, rapid and significant change. A highly skilled staff is integral to developing, marketing and supporting new products that will meet or exceed the expectations of the marketplace and achieve market acceptance. Without experienced staff, our business may be unable to maintain or grow market share, which could result in lower than expected revenues and earnings.

WE MAY ACQUIRE OR MAKE STRATEGIC INVESTMENTS IN OTHER BUSINESSES AND TECHNOLOGIES IN THE FUTURE, AND THESE COULD PROVE DIFFICULT TO INTEGRATE, DISRUPT OUR BUSINESS, DILUTE STOCKHOLDER VALUE AND ADVERSELY AFFECT OUR OPERATING RESULTS.

        If opportunities arise, we may consider making acquisitions of businesses, technologies, services or products. Acquisitions may involve significant cash expenditures, debt incurrence, additional operating losses and expenses that may have a material adverse effect on the operating results of our business. Moreover, even if we acquire complementary businesses or technologies, we may be unable to successfully integrate any additional personnel, operations or acquired technologies into our business. Difficulties in integrating an acquired business could disrupt our business, distract our management and employees and increase our expenses. Future acquisitions could expose us to unforeseen liabilities and result in significant charges relating to intangible assets. Sizable acquisitions may also divert senior management from focusing on our existing business plan. Finally, if we make acquisitions using convertible debt or equity securities, existing stockholders may be diluted, which could affect the market price of our stock.

IF OUR ACCESS TO TISSUE SAMPLES OR TO GENOMIC DATA OR OTHER INFORMATION IS RESTRICTED, OR IF THIS DATA IS FAULTY, OUR BUSINESS MAY SUFFER.

        To continue to build our technologies and related products and services, we need access to third parties' scientific and other data and information. We also need access to normal and diseased human and other tissue samples and biological materials. We may not be able to obtain or maintain such access on commercially acceptable terms. Some of our suppliers could become our competitors and discontinue selling supplies to us. Information and data from these suppliers could contain errors or defects that could corrupt our databases or the results of our analysis of the information and data. In addition, government regulation in the United States and other countries could result in restricted access to, or use of, human and other tissue samples. Although currently we do not face significant problems in obtaining access to tissues, if we lose access to sufficient numbers or sources of tissue samples, or if tighter restrictions are imposed on our use of the information generated from tissue samples, our business may suffer.

THE SALES CYCLE FOR SOME OF OUR PRODUCTS AND SERVICES IS LENGTHY. WE EXPEND SUBSTANTIAL FUNDS AND MANAGEMENT EFFORT WITH NO ASSURANCE OF SUCCESSFULLY SELLING OUR PRODUCTS OR SERVICES.

        Our ability to obtain customers for our platforms, tools and services depends in large upon the perception that our technologies can help accelerate their efforts in drug and diagnostics discovery. Our ability to obtain customers for our therapeutic or diagnostic product candidates significantly depends on our ability to validate and prove that each such product candidate is suitable for our claimed therapeutic or diagnostic purposes. Our ability to obtain customers will also depend on our ability to successfully negotiate terms and conditions for such arrangements. The sales cycle for our therapeutic and diagnostic product candidates is typically lengthy and may take more than 12 months.

AN INABILITY TO PROTECT OUR PROPRIETARY DATA, TECHNOLOGY OR PRODUCTS MAY HARM OUR COMPETITIVE POSITION.

        If we do not adequately protect the intellectual property underlying our products and services, competitors may be able to develop and market the same or similar products and services. This would erode our competitive advantage. In addition, the laws of some countries do not protect or enable the enforcement of intellectual property to the same extent as the laws of the United States.

        We use contractual obligations to protect a significant portion of our confidential and proprietary information and know-how. This includes a substantial portion of the knowledge base from which we develop a large portion of our proprietary products and services. However, these measures may not provide adequate protection for our trade secrets or other proprietary information and know-how. Customers, employees, scientific advisors, collaborators or consultants may still disclose our proprietary information in violation of their agreements with us, and we may not be able to meaningfully protect our trade secrets against this disclosure.

        In addition, we have applied for patents covering some aspects of some of our technologies and predicted genes and proteins we have discovered using these technologies. To date, we have not been granted any patents. We plan to continue to apply for patents covering parts of our technologies and discoveries as we deem appropriate, but cannot assure you that we will be able to obtain any patents. The patent positions of biotechnology companies are generally uncertain and involve complex legal and factual questions. Legislative changes and/or changes in the examination guidelines of governmental patents offices may negatively affect our ability to obtain patent protection for certain aspects of our intellectual property, especially with respect to genetic discoveries.

OUR SUCCESS DEPENDS IN LARGE PART ON OUR ABILITY TO PATENT OUR DISCOVERIES.

        Our success depends, in large part, on our ability to obtain patents on biomarkers and pathways that we have discovered and are attempting to commercialize. We face intense competition from other biotechnology and pharmaceutical companies. These include customers who use our products and technologies and are pursuing patent protection for discoveries, which may be similar or identical to our discoveries. We cannot assure you that other parties have not sought patent protection relating to the biomarkers and pathways that we discovered or may discover in the future. Our patent applications may conflict with prior applications of third parties or with prior publications. They may not result in issued patents and, even if issued, our patents could be invalidated or may not be sufficiently broad to provide us with any competitive advantages. U.S. and other patent applications ordinarily remain confidential for 18 months from the date of filing. As a result, patent applications that we file which we believe are novel at the time of filing, may be determined at a later stage to be inconsistent with earlier applications. Any of these events could materially harm our business or financial results.

LITIGATION OR OTHER PROCEEDINGS OR THIRD PARTY CLAIMS OF INTELLECTUAL PROPERTY INFRINGEMENT COULD PREVENT US, OR OUR CUSTOMERS OR COLLABORATORS, FROM USING OUR DISCOVERIES OR REQUIRE US TO SPEND TIME AND MONEY TO MODIFY OUR OPERATIONS.

        If we infringe patents or proprietary rights of third parties, or breach licenses that we have entered into with regard to our technologies and products, we could experience serious harm. If litigation is commenced against us for intellectual property rights infringement, we may incur significant costs in litigating, whether or not we prevail in such litigation. These costs would also include diversion of management and technical personnel to defend ourselves against third parties or to enforce our patents (once issued) or other rights against others. In addition, parties making claims against us may be able to obtain injunctive or other equitable relief that could prevent us from being able to further develop or commercialize. This could also result in the award of substantial damages against us. In the event of a successful claim of infringement against us, we may be required to pay damages and obtain one or more licenses from third parties. If we are not able to obtain these licenses at a reasonable cost, if at all, we could encounter delays in product introductions while we attempt to develop alternative methods or products. Defense of any lawsuit or failure to obtain any of these licenses could prevent us from commercializing available products.

THE TECHNOLOGY THAT WE USE TO DEVELOP OUR PRODUCTS, AND THE TECHNOLOGY THAT WE INCORPORATE IN OUR PRODUCTS, MAY BE SUBJECT TO CLAIMS THAT THEY INFRINGE THE PATENTS OR PROPRIETARY RIGHTS OF OTHERS. THE RISK OF THIS OCCURRING WILL TEND TO INCREASE AS THE GENOMICS, BIOTECHNOLOGY AND SOFTWARE INDUSTRIES EXPAND, MORE PATENTS ARE ISSUED AND OTHER COMPANIES ENGAGE IN OTHER GENOMIC-RELATED BUSINESSES.

        As is typical in the genomics, biotechnology and software industries, we will probably receive in the future notices from third parties alleging patent infringement. We believe that we are not infringing the patent rights of any third parties. No third party has filed a patent lawsuit against us. We may, however, be involved in future lawsuits alleging patent infringement or other intellectual property rights violations. In addition, litigation may be necessary to:

        o       assert claims of infringement;
        o       enforce our patents as they are granted;
        o       protect our trade secrets or know-how; or
        o       determine  the   enforceability,   scope  and  validity  of  the
                proprietary rights of others.

        We  may  be  unsuccessful  in  defending  or  pursuing  these  lawsuits.
Regardless of the outcome, litigation can be very costly and can divert management's efforts. An adverse determination may subject us to significant liabilities or require us to seek licenses to other parties' patents or proprietary rights. We may also be restricted or prevented from licensing or selling our products and services. Further, we may not be able to obtain any necessary licenses on acceptable terms, if at all.

THE SCOPE OF PATENTS WE RECEIVE MAY NOT PROVIDE US WITH ADEQUATE PROTECTION OF OUR INTELLECTUAL PROPERTY, WHICH WOULD HARM OUR COMPETITIVE POSITION.

        Any issued patents that cover our proprietary technologies may not provide us with substantial protection or be commercially beneficial to the business. The issuance of a patent is not conclusive as to its validity or its enforceability. Federal courts may invalidate these patents or find them unenforceable. Competitors may also be able to design around our patents. If we are unable to protect our patented technologies, we may not be able to commercialize our technologies, products or services and our competitors could commercialize our technologies.

        Our business also relies on a combination of trade secrets, copyrights and trademarks, non-disclosure agreements and other contractual provisions and technical measures to protect our intellectual property rights. While we generally require employees, collaborators, consultants and other third parties to enter into confidentiality agreements where appropriate, it is not always possible to enforce these arrangements.

        Monitoring the unauthorized use of our technology is difficult, and the steps we have taken may not prevent unauthorized use of our technology. The disclosure or misappropriation of our intellectual property for any of the above reasons could harm our ability to protect our rights and our competitive position.

WE MAY BECOME INVOLVED IN DISPUTES REGARDING OUR PATENTS AND OTHER INTELLECTUAL PROPERTY RIGHTS, WHICH COULD RESULT IN THE FORFEITURE OF THESE RIGHTS, EXPOSE THE BUSINESS TO SIGNIFICANT LIABILITY AND DIVERT MANAGEMENT'S FOCUS.

        In order to protect or enforce our patent rights, our business may need to initiate patent litigation against third parties. In addition, we may be sued by third parties alleging that we are infringing their intellectual property rights. These lawsuits are expensive, take significant time and divert management's focus from other business concerns. These lawsuits could result in the invalidation or limitation of the scope of our patents, forfeiture of the rights associated with these patents or an injunction preventing Health Discovery from selling any allegedly infringing product. In addition, we may not prevail or a court may find damages or award other remedies in favor of the opposing party in any of these suits. During the course of these suits, there may be public announcements of the results of hearings, motions and other interim proceedings or developments in the litigation. Securities analysts or investors may perceive these announcements to be negative, which could cause the market price of our common stock to decline.

        Many of our services will be based on complex, rapidly developing technologies. Although we will try to identify all relevant third party patents, these products could be developed by the business without knowledge of published or unpublished patent applications that cover some aspect of these technologies. The biomarker industry has experienced intensive enforcement of intellectual property rights by litigation and licensing. If we are found to be infringing the intellectual property of others, we could be required to stop the infringing activity, or we may be required to design around or license the intellectual property in question. If we are unable to obtain a required license on acceptable terms, or are unable to design around any third party patent, we may be unable to sell some of our services, which could result in reduced revenue.

                          RISKS RELATED TO OUR INDUSTRY

THERE ARE MANY RISKS OF FAILURE IN THE DEVELOPMENT OF DRUGS, THERAPIES, DIAGNOSTIC PRODUCTS AND OTHER LIFE SCIENCE PRODUCTS. THESE RISKS ARE INHERENT TO THE DEVELOPMENT AND COMMERCIALIZATION OF THESE TYPES OF PRODUCTS.

        Risks of failure are an inseparable from the process of developing and commercializing drugs, therapies, diagnostic products and other life science products. These risks include the possibility that any of these products will:

        o       be found to be toxic or ineffective;
        o       fail to receive necessary regulatory approvals;
        o       be difficult or impossible to manufacture on a large scale;
        o       be uneconomical to market;
        o fail to be developed prior to the successful marketing of similar products by competitors; or
        o be impossible to market because they infringe on the proprietary rights of third parties or compete with superior products marketed by third parties.

We are dependent on our customers' commercialization of our discoveries. Any of these risks could materially harm our business and financial results.

THE  TREND  TOWARDS   CONSOLIDATION  IN  THE  PHARMACEUTICAL  AND  BIOTECHNOLOGY
INDUSTRIES MAY ADVERSELY AFFECT US.

        The trend towards consolidation in the pharmaceutical and biotechnology industries may negatively affect us in several ways. These consolidations usually involve larger companies acquiring smaller companies, which results in the remaining companies having greater financial resources and technological capabilities, thus strengthening competition in the industry. In addition, continued consolidation may result in fewer customers for our products and services.

WE MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS IF PRODUCTS DERIVED FROM OUR PRODUCTS OR SERVICES HARM PEOPLE.

        We may be held liable if any product that is made with the use, or incorporation of, any of our technologies or data causes harm or is found otherwise unsuitable. These risks are inherent in the development of genomics, functional genomics and pharmaceutical products. If we are sued for any harm or injury caused by products derived from our services or products, our liability could exceed our total assets. In addition, such claims could cause us to incur substantial costs and subject us to negative publicity even if we prevail in our defense of such claims.

OUR BUSINESS AND THE PRODUCTS DEVELOPED BY OUR COLLABORATORS AND LICENSEES MAY BE SUBJECT TO GOVERNMENTAL REGULATION.

        Any new therapy or diagnostic product that may be developed by our collaborators or by our licensees will have to undergo a lengthy and expensive regulatory review process in the United States and other countries before it can be marketed. It may be several years, or longer, before any therapy or diagnostic product that is developed by using our technologies, will be sold or will provide us with any revenues. This may delay or prevent us from becoming profitable. Changes in policies of regulatory bodies in the United States and in other countries could increase the delay for each new therapy and diagnostic product. Even if regulatory approval is obtained, a product on the market and its manufacturer are subject to continuing review. Discovery of previously unknown problems with a product may result in withdrawal of the product from the market.

        Although we intend to become involved in the clinical phases in the future, we still expect to rely mainly on collaborators or licensees of our discovery activities to file regulatory approval applications and generally direct the regulatory review process. We cannot be certain whether our collaborators or licensees will be able to obtain marketing clearance for any product that may be developed on a timely basis, if at all. If our collaborators or licensees fail to obtain required governmental clearances, it will prevent them from marketing therapeutic or diagnostic products until clearance can be obtained, if at all. This will in turn reduce our chances of receiving various forms of payments, including those relating to sales of marketed therapeutic or diagnostic products by our collaborators or licensees.

THE LAW APPLICABLE TO US MAY CHANGE IN A MANNER THAT NEGATIVELY AFFECTS OUR PROSPECTS.

        We must comply with various legal requirements, including requirements imposed by federal and state securities and tax laws. Should any of those laws change over the term of our existence, the legal requirements to which we may be subject could differ materially from current requirements, which could increase the cost of doing business or preclude us from undertaking certain parts of our business plan, would result in adverse consequences.

IF ETHICAL AND OTHER CONCERNS SURROUNDING THE USE OF GENETIC INFORMATION BECOME WIDESPREAD, THERE MAY BE LESS DEMAND FOR OUR PRODUCTS AND SERVICES.

        Genetic testing has raised ethical issues regarding confidentiality and the appropriate uses of the resulting information. For these reasons, governmental authorities may call for limits on or regulation of the use of genetic testing or prohibit testing for genetic predisposition to various conditions, particularly for those that have no known cure. Any of these scenarios could reduce the potential markets for our technologies in the field of predictive drug response, which could materially harm our business and financial results.

                         RISKS RELATED TO THIS OFFERING

THE SO-CALLED "PENNY STOCK RULE" COULD MAKE IT CUMBERSOME FOR BROKERS AND DEALERS TO TRADE IN OUR COMMON STOCK, MAKING THE MARKET FOR OUR COMMON STOCK LESS LIQUID WHICH COULD CAUSE THE PRICE OF OUR STOCK TO DECLINE.

        Trading of our common stock on the OTC Bulletin Board may be subject to certain provisions of the Securities Exchange Act of 1934, commonly referred to as the "penny stock" rule. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our stock is deemed to be a penny stock, trading in our stock will be subject to additional sales practice requirements on broker-dealers. These may require a broker-dealer to:

        o make a special suitability determination for purchasers of our shares;

        o receive the purchaser's written consent to the transaction prior to the purchase; and

        o deliver to a prospective purchaser of our stock, prior to the first transaction, a risk disclosure document relating to the penny stock market.

        Consequently, penny stock rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

ANY PROJECTIONS AND FORECASTS INCLUDED IN THIS PROSPECTUS WERE PREPARED BASED ON ASSUMPTIONS REGARDING FACTS AND FUTURE EVENTS WHICH MAY OR MAY NOT MATERIALIZE.

        Many factors influencing the operation of our business are beyond our and our management's control. There can be no assurance that the actual operation of our company's business will correspond with any projections and the forecasts included in this prospectus. No representation or warranty of any kind is made by us, management, our accountant, attorneys or any other person associated with our company, that the projections made by us will correspond with future events.

SOME OF OUR EXISTING STOCKHOLDERS CAN EXERT CONTROL OVER US AND MAY NOT MAKE DECISIONS THAT ARE IN THE BEST INTERESTS OF ALL STOCKHOLDERS.


        As of September 30, 2005, executive officers and directors collectively controlled approximately 28.41% of our outstanding shares. As a result, these stockholders, if they act together, would be able to exert a significant degree of influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Accordingly, this concentration of ownership may harm the market price of our shares by delaying or preventing a change in control of us, even if a change is in the best interests of our company. In addition, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders, and accordingly, they could cause us to enter into transactions or agreements that we would not otherwise consider.


INVESTORS MUST RELY ON OUR MANAGEMENT.

        Holders of the common stock will have very limited rights or powers to participate in the management of Health Discovery. Accordingly, no potential investor should purchase the common stock unless he or she is willing to entrust all aspects of day-to-day management and operations to our management. Investors will be relying on the expertise and experience of our management to identify and administer the business. Past experience and performance by our Board of Directors, Scientific Advisory Board and employees provides no assurance of future results.

                                 USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares by the selling stockholders in this offering but will receive proceeds from the exercise of warrants held by the selling stockholders. We expect to use any proceeds we receive for working capital and for other general corporate purposes, including research and product development.

                         PRICE RANGE OF OUR COMMON STOCK

        Our common stock is traded on the OTC Bulletin Board under the symbol HDVY.OB. The range of bids for our common stock, as reported on Bloomberg.com during each quarter of the last two fiscal years was as follows. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                       HIGH BID                 LOW BID
                                       --------                 -------

First Quarter 2003                      $ .07                    $ .025
Second Quarter 2003                     $ .045                   $ .02
Third Quarter 2003                      $ .15                    $ .02
Fourth Quarter 2003                     $ .60                    $ .06

First Quarter 2004                      $ .48                    $ .15
Second Quarter 2004                     $ .30                    $ .11
Third Quarter 2004                      $ .22                    $ .145
Fourth Quarter 2004                     $ .45                    $ .17


First Quarter 2005                      $ .40                    $ .20
Second Quarter 2005                     $ .41                    $ .21
Third Quarter 2005                      $ .25                    $ .145

        The closing price of our common stock on September 30, 2005 was $0.145 per share. At October 3, 2005, there were approximately 460 holders of record of our common stock.


                                 DIVIDEND POLICY

        We have not paid any cash dividends since inception, and we do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, to support the development and growth or our business. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend upon our earnings, our financial condition, and opportunities for growth and expansion.


                              SELLING STOCKHOLDERS

        Our shares of common stock to which this prospectus relates are being registered for resale by the selling stockholders. The following shows the name and number of shares of our common stock owned by the selling stockholders who may sell shares covered by this prospectus.


        The selling stockholders may resell all, a portion or none of such shares of common stock from time to time. The table below sets forth with respect to each selling stockholder, based upon information available to us as the date of this prospectus, the number of shares of common stock beneficially owned, the number of shares of common stock registered by this prospectus and the number and percent of outstanding common stock that will be owned after the sale of the registered shares of common stock assuming the sale of all of the registered shares of common stock under this prospectus. Because the selling stockholders may offer all, some or none of their respective shares of common stock, no definitive estimate as to the number of shares thereof that will be held by the selling stockholders after such offering can be provided. Therefore, we have prepared the table below on the assumption that the selling stockholders will sell all shares covered by this prospectus. With the exception of Double U Master Fund LP, Westrock Advisors, Isabelle Guyon, Ana Maria Melo and Ed Taylor none of the selling stockholders are affiliates of Health Discovery, have had a material relationship with Health Discovery during the past three years or are or were affiliates with registered broker-dealers.



                                              BENEFICIALLY OWNED   NUMBER OF SHARES   NUMBER OF SHARES
                                               OWNED BEFORE          BEING OFFERED    BENEFICIALLY OWNED
NAME                                              OFFERING (1)                         AFTER OFFERING (3)
                                              ------------------------------------------------------------
Richard B. Aronson                                 312,500 (2)          312,500 (2)             0
Frank Brenton                                      156,250 (2)          156,250 (2)             0
Alpha Capital                                    3,187,500 (2)        3,187,500 (2)             0
Uriel Cohen                                        312,500 (2)          312,500 (2)             0
Congregation Darkei Tshivo of Dinov                312,500 (2)          312,500 (2)             0
Andrew Coulton                                   1,500,000 (2)        1,500,000 (2)             0
Mark D'Andrea                                      312,500 (2)          312,500 (2)             0
Kenneth Daniel                                     312,500 (2)          312,500 (2)             0
Pauline Daniel                                     312,500 (2)          312,500 (2)             0
Glen Davis                                         625,000 (2)          625,000 (2)             0
John Docherty                                      312,500 (2)          312,500 (2)             0
Domaco Venture Capital                             312,500 (2)          312,500 (2)             0
Double U Master Fund LP                            625,000 (2)          625,000 (2)             0
James Field                                        156,250 (2)          156,250 (2)             0
Jeffrey Fleeman                                    156,250 (2)          156,250 (2)             0
Alan Friedman                                      125,000 (2)          125,000 (2)             0
Stephen Fryer                                      156,250 (2)          156,250 (2)             0
L. George Elias                                    156,250 (2)          156,250 (2)             0
William Goldstein                                  625,000 (2)          625,000 (2)             0
Jimmie T. Hadley                                   312,500 (2)          312,500 (2)             0
Hillcrest R.V. Park Resort Inc.                    625,000 (2)          625,000 (2)             0
Progressive Insurance                              312,500 (2)          312,500 (2)             0
Ellis International                              2,550,000 (2)        2,550,000 (2)             0
Iroquois Capital, LP                             2,550,000 (2)        2,550,000 (2)             0
Ming Jaw                                           312,500 (2)          312,500 (2)             0
Thomas Kendall                                     156,250 (2)          156,250 (2)             0
Kevin Kowbel                                     1,300,000 (2)        1,300,000 (2)             0
Michael Kramm                                      312,500 (2)          312,500 (2)             0
Frank Lamond                                       156,250 (2)          156,250 (2)             0
Ronald Lazar                                       312,500 (2)          312,500 (2)             0
Little Gem Life Science Fund, LLC                2,512,500 (2)        2,512,500 (2)             0
William Lobel                                      125,000 (2)          125,000 (2)             0
John Madden IV                                     312,500 (2)          312,500 (2)             0
Kevin Maloney                                    1,000,000 (2)        1,000,000 (2)             0
Maryann Cawthorne Davis Irrevocable Trust          312,500 (2)          312,500 (2)             0
McCullough Family Trust                            437,500 (2)          437,500 (2)             0
Kristina Mellen                                    312,500 (2)          312,500 (2)             0
Sharon Mills                                       312,500 (2)          312,500 (2)             0
David Minkoff                                      312,500 (2)          312,500 (2)             0
Charles Newman                                     800,000 (2)          800,000 (2)             0
Allen Notowitz                                     156,250 (2)          156,250 (2)             0

                                              BENEFICIALLY OWNED   NUMBER OF SHARES   NUMBER OF SHARES
                                               OWNED BEFORE          BEING OFFERED    BENEFICIALLY OWNED
NAME                                              OFFERING (1)                         AFTER OFFERING (3)
                                              ------------------------------------------------------------
Platinum Partners                                1,912,500 (2)        1,912,500 (2)             0
Michael Pisani                                     500,000 (2)          500,000 (2)             0
Anthony Polak                                      312,500 (2)          312,500 (2)             0
Risner Millennium Trust                            125,000 (2)          125,000 (2)             0
RL Capital Partners                                625,000 (2)          625,000 (2)             0
Gary Roberts                                       375,000 (2)          375,000 (2)             0
Ronald Sheldon Trust                               625,000 (2)          625,000 (2)             0
James Royal                                        937,500 (2)          937,500 (2)             0
Ronald & Juanita Royal                             312,500 (2)          312,500 (2)             0
Barry Saxe                                       1,250,000 (2)        1,250,000 (2)             0
Ben-Zion Schneider                               1,260,000 (2)        1,260,000 (2)             0
Seaside Partners, LP                             1,875,000 (2)        1,875,000 (2)             0
Robert Smith                                       312,500 (2)          312,500 (2)             0
South Ferry LP                                   2,550,000 (2)        2,550,000 (2)             0
Lawrence Starr                                     312,500 (2)          312,500 (2)             0
Michael Unrein                                     156,250 (2)          156,250 (2)             0
John Wechsler                                      625,000 (2)          625,000 (2)             0
Jon White                                          625,000 (2)          625,000 (2)             0
James C. Yadgir                                    400,000 (2)          400,000 (2)             0
Isabelle Guyon                                     100,000 (4)          100,000 (4)             0
Westrock Advisors                                  325,782 (5)          325,782 (5)             0
Ana Maria Melo                                      15,626 (6)           15,626 (6)             0
Edward Taylor                                      953,903 (7)          953,903 (7)             0
Joe McKenzie                                     2,301,688 (8)          379,624 (8)     1,922,064
Roger S. Brown                                     125,000 (2)          125,000 (2)             0
James D. Bond                                       62,500 (2)           62,500 (2)             0
Ron Vogel                                        4,000,000 (2)        4,000,000 (2)             0
Harry Snow                                         312,500 (2)          312,500 (2)             0
Trevor Colby IRA                                 1,000,000 (2)        1,000,000 (2)             0
Trevor Colby                                     1,000,000 (2)        1,000,000 (2)             0
William Quirk Jr                                10,500,000 (2)       10,500,000 (2)             0
Landsberger Family Trust                         3,375,000 (2)        3,375,000 (2)             0
Rosemary G. Nelson                                 750,000 (2)          750,000 (2)             0
                                                ----------           ----------        ----------
TOTAL:                                          65,375,749           63,453,685         1,922,064
----------------------------------------------------------------------------

(1) The number of shares beneficially owned is determined in accordance with Rule 13(d)-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which each selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days.
(2) Includes warrants to acquire half the number of shares listed at an exercise price of $0.24 per share and expiring on December 31, 2008.
(3) Assumes that all shares covered by this prospectus will be resold by the selling stockholders in this offering.
(4) Comprised of warrants to acquire 100,000 shares of common stock at an exercise price of $0.01 per share.
(5) Comprised of warrants to acquire 325,782 shares of common stock at an exercise price of $0.24 per share.

(6) Comprised of warrants to acquire 15,626 shares of common stock at an exercise price of $0.24 per share.
(7) Comprised of warrants to acquire 953,903 shares of common stock at an exercise price of $0.24 per share.
(8)     Does not include warrants.


                              PLAN OF DISTRIBUTION

        We are registering the shares of common stock on behalf of the selling stockholders. All costs, expenses and fees in connection with the registration of the shares offered by this prospectus will be borne by us, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of shares which will be borne by the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Sales of shares may be effected by selling stockholders from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, any exchange or quotation system, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of any such methods of sale, and any other method permitted pursuant to applicable law, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers.

        The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction). The selling stockholders may pledge and/or loan these shares to broker-dealers who may borrow the shares against their hedging short position and in turn sell these shares under the prospectus to cover such short position.

        The selling stockholders may make these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer is not expected to be in excess of customary commissions).

        The selling stockholders and any broker-dealers that act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by such broker-dealers or any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

        Because selling stockholders may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders may be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

        Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of Rule 144.

                                    BUSINESS
OUR HISTORY

        We were organized under the name Direct Wireless Communications, Inc., in April 2001 by Direct Wireless Corporation, which licensed to us its technology for a wireless telephone. In October 2001, Direct Wireless Corporation, then our sole stockholder, pursuant to an effective registration statement under the Securities Act of 1933, distributed its entire holdings of our common stock as a stock dividend to its stockholders. As a result of the dividend, Direct Wireless Corporation ceased to own any of our equity securities. The negative events that occurred over the next several years in the communications industry made it difficult for us to fund the advancement of our communication platform. As a result, we made the decision to strategically change the overall direction of our intended business activities.

        On August 26, 2003, we acquired all of the assets of The Barnhill Group, LLC, which was owned by Stephen D. Barnhill, M.D. Dr. Barnhill is a physician, trained in laboratory medicine and clinical pathology. He developed artificial intelligence and pattern recognition computational techniques used in medicine, genomics, proteomics, diagnostics and drug discovery. Following the acquisition, Dr. Barnhill became our Chief Executive Officer and Chairman of our Board of Directors. Also, immediately following our acquisition of The Barnhill Group and the change in strategic direction of the company, our licensing rights to the telecommunications technology previously granted by Direct Wireless Corporation were terminated and all payments due to Direct Wireless Corporation were terminated.


        Subsequently, we amended our charter to change our name to Health Discovery Corporation. Direct Wireless Communications (DWCM) officially became Health Discovery Corporation on November 6, 2003, at which time the new trading symbol (HDVY) became effective.


        On September 30, 2003, we acquired the assets of Fractal Genomics, LLC, a company with patented Fractal Genomics Modeling software, through the issuance of 3,825,000 common shares of the Company. In addition to the common stock shares issued for the acquisition of Fractal Genomics, LLC's assets, the Company agreed to execute a note for $500,000 payable in $62,500 quarterly installments to the seller beginning on January 1, 2004 through October 1, 2005. Fractal Genomics utilized its technology to find, link and model patterns of similarity hidden in large amounts of information, such as the clinical databases used for diagnostic and drug discovery. Fractal Genomics has applied its technology to protein and pathway discovery in leukemia and lung development, which could lead to the identification of novel proteins that could be used to develop diagnostic markers and drug targets. Our acquisition of Fractal Genomics was completed December 30, 2003.

        On July 30, 2004, we began purchasing rights to a portfolio of 71 patents and pending patent applications, including patents on the use of Support Vector Machines, or SVMs, and other machine learning tools useful for diagnostic and drug discovery (the "SVM Portfolio"). On May 6, 2005 the Company acquired the remaining interest in a portfolio of patents from a group of unrelated third parties.

        Effective September 26, 2004, we were assigned a patent license agreement with Lucent Technologies GRL Corporation ("Lucent"). The patent license agreement was associated with the patents acquired July 30, 2004. We agreed to pay minimum royalty fees to Lucent, which increase as a percentage of revenue based on each licensed product that is sold, leased, or put into use by the Company. The license granted will continue for the entire unexpired term of Lucent's patents.


        The  SVM  is a data  driven  mathematical  program  that  uses  "machine learning" to find otherwise hidden relationships in data and has been successfully used for colon cancer gene selection, breast cancer diagnosis, leukemia classification, genomic analysis proteomic research and drug discovery. The patents for the SVM also cover applications in a wide variety of research endeavors unrelated to drug discovery. One of the issued patents includes a description of a set of colon cancer genes and prostate cancer genes which could be used for diagnostic testing and drug target identification. One of the genes represents a potential vaccine for colon cancer.

        The acquisition of rights to the patent portfolio brought together Dr. Stephen Barnhill, our Chairman and CEO, and three members of our Scientific Advisory Board who are pioneers of SVM: Prof. Dr. Vladimir Vapnik, and Drs. Isabelle Guyon and Berhard Schoelkopf. Prof. Dr. Vapnik was recently awarded the Humboldt Prize for developing Statistical Learning Theory, the cornerstone behind the original SVM. Dr. Guyon was the co-inventor with Prof. Dr. Vapnik on the original SVM patent, which is currently owned by Lucent Technologies, Inc. - GRL Corp (and licensed to Health Discovery). Dr. Schoelkopf, who is the director of the Max Plank Institute for Biological Cybernetics in Tubingen, Germany, won the annual dissertation prize of the German Association for Computer Science for his work on Support Vector learning.

OUR MARKET

        We are positioning ourselves to provide pharmaceutical and diagnostic companies with all aspects of "First Phase Biomarker Discovery" from expert assessment of the clinical dilemma through proper selection and procurement of high quality specimens. In addition, we aim to provide proprietary analytical evaluation methods and state-of-the-art computational analysis to produce relevant and accurate clinical data, producing accurate biomarker and pathway discoveries, resulting in patent protection of our biomarker discoveries for future development and commercialization.

        Developing and evaluating new drugs and medical therapies in less time and at lower cost is of enormous potential benefit for modern healthcare. Genuinely new products must pass a series of both in-vitro and in-vivo testing in order to demonstrate their safety and effectiveness for a specific clinical application. Historically, the endpoints of these trials were "traditional" ones tied to the actual disease being evaluated, such as a decrease in mortality or an objective/semi-objective decrease in clinical symptoms associated with the condition. In the last 10 to 15 years, there has been a move by the U.S. Food and Drug Administration (FDA) to incorporate other endpoints, including genes that are biomarkers for the existence or absence of a particular disease, which are nontraditional findings that are related to the presence or absence of disease. Examples of successful application of biomarker data to therapeutic evaluation include the drugs Betaseron for use against multiple sclerosis and Herceptin in the treatment of breast cancer.

        The FDA began an initiative in 1987 designed to expedite approval for drugs. Initially utilized for drugs that would combat the devastating AIDS epidemic, these initiatives measured alternative factors such as biomarkers to essentially evaluate the effectiveness of new therapeutics for diseases such as AIDS.

        Our goal is to leverage the FDA's expedited approval process by producing more relevant and predictable biomarkers for drug discovery. By speeding up approval, new and better medicines and diagnostic markers can be developed for patients worldwide.

        Biomarkers have long played a significant role in drug discovery and development, but recent advances have signaled the potential for significant deepening of their role in terms of both broader application within particular stages of the process and application across a broader spectrum of functions. Even before the recent resurgence of interest in the subject, single-analyte biomarkers had already made significant impacts on clinical studies as surrogates for clinical endpoints. Recent advances in discovery of multi-component biomarkers and single-molecule markers derived from them show promise of providing greatly improved clinical sensitivity and specificity over their pre-genomic forbears.

        One major difficulty with biomarker discovery relates to the accessibility of patient samples. Whereas tissues from animal models are usually readily available, human tumor specimens and human body fluid specimens are often unavailable or inaccessible for most common diseases of major commercial interest.

        Another major difficulty is developing new mathematical tools capable of handling the analysis of the terabytes of information being generated by the genomic and proteomic analysis of clinical specimens that must be sifted through to identify the key biomarkers that will provide important clues leading to the identification of new diagnostic and drug targets, not only for cancer but for other medically and commercially important diseases as well.

        An additional difficulty in commercialization of newly discovered biomarkers is establishing relationships at large US medical and cancer centers to validate the results in a clinical setting. Validation studies are required to ensure that the markers are valid for a large population. The validation process is characterized by proving the efficacy of the newly discovered biomarkers in larger sample sets. Access to these prestigious institutions for validation studies can often be difficult to arrange.

        Using our established relationships with top US medical and cancer centers and our computational technologies, our goal is to overcome the difficulties encountered with biomarker discovery and become the first company, to our knowledge, to perform the total process of "first-phase" discovery by identifying a particular clinical problem to be solved and performing the entire process leading to the identification of the genes or proteins (called biomarkers), and the relationships among them (called pathways) that are relevant to the solution of the medical problem as described below. This process will consist of an assessment of the clinical problem, the determination of the clinical trial set-up (the number of patients and what medical conditions they represent), the proper selection and procurement of high quality specimens for analysis, an analytical evaluation of the specimens through laboratory tests to produce the clinical data, and the mathematical evaluation of the data using our proprietary pattern recognition techniques such as fractal geometric modeling to produce an accurate determination of the relevant genes and proteins and the manners in which they interact. Once we discover these new biomarkers and pathways, we intend to immediately file patent applications to protect the discoveries such as with the patents filed for our Prostate cancer and Leukemia discovery.

        These patent, protected biomarkers and pathways represent the products of our company. After our discovery is patent protected, the process of selling or licensing the newly discovered biomarkers and pathways will begin. The information will then be sold or licensed to diagnostic companies for development into new state-of-the-art diagnostic assays and the same information will be sold or licensed to pharmaceutical companies for further development into the next generation of therapeutic targets or to solve drug safety issues.

        Intellectual property is a key asset in diagnostic and drug discovery. Our products will be based on intellectual property, which includes the discovered biomarkers and pathways produced through our own internal research programs, as well as joint discovery efforts with academic institutions, diagnostic and pharmaceutical companies worldwide.

        Our discovery process has already been shown to lead to the identification of biomarkers and pathways in leukemia and lung development and we hope will be instrumental in diagnosing and treating patients with devastating diseases like cancer, heart disease, obesity and AIDS.

OUR TECHNOLOGIES

        Our goal is to develop a product line of newly discovered biomarkers and pathways, which will include human genes and genetic variations, as well as gene, protein, and metabolite expression differences. In drug discovery, biomarkers can help elicit disease targets and pathways and validate mechanisms of drug action. They may also be pharmacodynamic indicators of drug activity, response and toxicity for use in clinical development.

        We will provide pharmaceutical and diagnostic companies with all aspects of "first phase" diagnostic and drug discovery from expert assessment of the clinical dilemma through proper selection and procurement of high quality specimens. We will then apply our proprietary analytical evaluation methods and state-of-the-art computational analysis to produce relevant and accurate clinical data, producing accurate biomarker and pathway discoveries, resulting in patent protection of our biomarker discoveries for future development.

SUPPORT VECTOR MACHINES (SVMS)

        Since their introduction in 1995, SVMs marked the beginning of a new era in the learning from examples paradigm in artificial intelligence. Rooted in the Statistical Learning Theory developed by Vladimir Vapnik, SVMs quickly gained attention from the pattern recognition community due to a number of theoretical and computational merits.

        The capability of SVMs to discover hidden relationships in a dataset and to exploit them in order to make informed extrapolations about future or unseen data holds a tremendous potential for modern applications of computer technology, particularly as large amounts of data are generated faster than current analysis techniques can process them. The field of machine learning has traditionally been a branch of artificial intelligence, dealing with the problem of extracting relevant knowledge from data. Statistics has played a similar role within mathematics. Not surprisingly, both fields have encountered the same difficulties when analyzing complex datasets: nonlinear relations are hard to learn, high dimensional spaces carry a high risk of detecting spurious relations (relations that are just the effect of chance), and the computational cost is often prohibitive. Previous generation computational technologies such as neural networks, decision trees and other systems all try to deal with such limitations by introducing several approximations and therefore usually produce sub-optimal solutions.

        Statistical Learning Theory, the backbone of SVMs, provides a new framework for modeling learning algorithms, merges the fields of machine learning and statistics, and inspires algorithms that overcome all of the above difficulties. A new generation of learning algorithms - or equivalently of statistical methods - has recently been developed, based on this theory. Such methods prove remarkably resistant to the problems imposed by noisy data and high dimensionality. They are computationally efficient. The optimal solution can always be found. These methods have an inherent modular design that simplifies their implementation and analysis and allows the insertion of domain knowledge. More importantly, they come with theoretical guarantees about their generalization ability.

CREATION OF THE SUPPORT VECTOR MACHINE

        In the late 1990s,  Vladimir  Vapnik,  together with Bernhard  Boser and
Isabelle Guyon discovered a new algorithm for implementing SVM inductive inference: the support vector machine. The key idea was to map input vectors into a high dimensional space and to construct in that space hyperplanes with a large margin (and hence with low capacity).

        The basic idea for making the theory of statistical learning began in the 1960's with the prominent work of Professors Vapnik and Chevronenkis with the discovery of the VC dimension. The technology for mapping input vectors into a high dimensional space was realized by the so-called kernel trick, which in many cases avoids the need to manipulate data in the high dimensional space. By 1995, these ideas had been extended to all of the main function estimation problems: pattern classification, regression estimation, density estimation, and finding solutions to equations. Statistical Learning Theory and SVMs are now widely accepted and described in international research journals and frequently presented at major scientific meetings around the world.

         There are several reasons for this popularity:

        o Most importantly, in ALL benchmark problems, SVM solutions were among the winners.

        o These methods do not rely on heuristics, but rather on solid mathematical foundations. Therefore, one can use mathematical tools to understand the behavior of existing methods, to improve them, and to design new methods.

        o SVM methods are very well suited to the analysis of high dimensional (even infinite dimensional) spaces. It appears that high dimensional analysis will be crucial in the challenging problems that are emerging in areas such as bioinformatics, image analysis, and information retrieval.

SIGNIFICANT ADVANTAGES OF SUPPORT VECTOR MACHINES

        Bioinformatics is facing new challenges as the amount of data and its availability increase exponentially. Data is valuable only if it can be understood and can help in making predictions, in the form, for instance, of early detection diagnostics and minimizing new drug failure in late stage trials. Computer algorithms have a critical role to play in annotating data, organizing it, drawing attention to entries of particular interest, and proposing tentative data explanations. It has always been tempting to seek a universal tool that, much like the brain, has very broad data processing capabilities.

        Clearly, there is a need not only for powerful data analysis tools, but also for tools that can be used effortlessly by a wider range of people who do not necessarily have a strong background in statistics or computer science. There is also a need for tools that can be used in a fast, flexible and evolving fashion, such that new problems can be treated with previously developed tools. The race to a real breakthrough is measured not only in accuracy, but also in development time, cost and ease of next generation improvements.

        We believe that this is why SVMs represent a significant solution to the challenges of interpreting diagnostic and drug development data. They hold the promise that other techniques, including artificial neural networks, have failed to provide: optimal and trustworthy performance with easy implementation.

        PREDICTION ACCURACY: Given examples of inputs and outputs, a SVM takes a previously unseen input (e.g. measurements of a new patient) and predicts the output (e.g. disease state). Statistical learning theory provides estimates of the predictive accuracy, and SVMs work by directly optimizing these estimates. As well as having these performance guarantees, the predictions of SVMs are typically more accurate, in some cases very significantly, than those of other methods.

        HIGH-DIMENSIONAL DATA: SVMs can cope with very large numbers of input variables. In processing the output of a mass spectrometer, for example, SVMs can use the full spectrum directly, without having to first manually extract relevant peaks. Many other techniques (such as parametric statistics and neural networks) cannot cope with so many input variables.

        DATA UNDERSTANDING: SVMs have the unique property that they automatically extract SUPPORT VECTORS, which are the borderline cases. Exhibiting such borderline cases allows us to identify outliers, to perform data cleaning, to find flaws in experimental design, and to detect confounding factors. In addition, the MARGINS of training examples (how far they are from the decision boundary) provide useful information about the relevance of input variables and allow the selection of the most predictive variable.

        COMPUTATIONAL EFFICIENCY: Unlike many other machine learning and statistical methods (such as neural networks, decision trees, and Bayesian methods), learning with SVMs involves a convex optimization, which is computationally efficient, and leads to a unique optimum solution. The predictions made by SVM algorithms are also easy to compute because they involve only the comparison of the novel pattern with a small subset of the training patterns (the support vectors).

        DECISION UNDERSTANDING: Unlike other nonlinear multivariate techniques such as neural networks, the predictions made by SVMs are often easily understood since they involve comparisons with the support vectors.

        MODULARITY: Separate components of SVMs can be designed separately and can easily be combined with other techniques. For instance, the kernel in a SVM can be designed to incorporate expert knowledge about a problem domain, which often significantly improves performance.

        ROBUSTNESS: SVMs are often successful - even with sparse data (few examples), unbalanced data (more examples of one category), redundant data (many similar examples), and heterogeneous data (examples coming from different sources).

FRACTAL GENOMICS MODELING

        Fractal Genomics Modeling (FGM) technology is designed to study complex networks. A complex network can be made up of genes inside a living organism, web pages on the Internet, stocks within a financial market, or any group of objects or processes that appear to be connected together in some intricate way. Fractal Genomics uses a new approach toward modeling network behavior to rapidly generate diagrams and software simulations that facilitate prediction and analysis of whatever process is your particular object of study. Two important concepts behind FG technology are the notions of scale-free networks and self-similarity.

SELF-SIMILAR (FRACTAL) STRUCTURE

        If it were possible to look at a section of a network in detail, it would be possible to find an even smaller section that resembles the entire network. This structural property, where the parts can resemble the whole, is referred to as self-similarity and structures of this sort are sometimes called fractals. Self-similar structures have been found to exist in many complex networks.

SCALE-FREE NETWORKS

        The structural property of self-similarity does not mean that if you look at the hubs or nodes in the networks that they will all look basically the same. Some nodes have a single branch leading to another node, where other nodes have branches into a large number of other nodes. Using the example of an airline routing network, many more links (branches) will connect to a large city which is a major hub then to a minor, small town airport. So, although there may be structural similarities between the parts and the whole, the individual nodes can be quite different. This has been found to be a common trait in many complex networks. Because of this feature, it is very difficult to measure or assign a "scale" to what a typical node looks like in these networks.

        For the most part, this is not the case in the mathematical world of complex networks. There may be a few nodes with a thousand links, several with a hundred links, and many with only one. In comparison, if human height were distributed in a similar way, it would not be uncommon to see people over 100 feet tall in everyday life and people over a mile high would exist. Because it is difficult to assign a single scale to look at nodes with links distributed in this way, these kinds of networks they are called scale-free.

        The acquisition of Fractal Genomics brought us a fully functional patent protected computational tool, which is now known as the Health Discovery Fractal Genomics Modeling (FGM) technology. This technology is designed to study complex biological networks such as genomic and proteomic pathways in disease. A complex network can be made up of genes or proteins inside a living organism. FGM uses this new approach toward modeling network behavior to rapidly generate diagrams and software simulations that facilitate prediction and analysis of genomic and proteomic data to facilitate diagnostic and drug discovery.

        The FGM modeling process starts out by creating a special mathematical surface (the FGM surface) where every point on the surface can be used to generate a network model with varying degrees of scale-free and fractal properties. Using user-supplied clinical data, models which best match the behavior of each node are selected and represented by a point on the FGM surface. These point-models are then linked, compared, and combined to generate diagrams, which reflect the behavior of genes or proteins in the entire network

        The end result of the FGM modeling process is biomarker and pathway discovery diagrams that represent nodes in the network and directions of causality or "flow" through the network such as which genes or proteins are "turning-on" or "turning -off" other precursor and successor genes or proteins in the biological system. FGM derived diagrams expedite forecasting, analysis, and study of complex system behavior by clearly displaying all hubs, links, and flow in the network. With this knowledge, diagnostic companies can use the newly identified biomarkers to create state-of-the-art tests to identify key genes and proteins involved in certain diseases and pharmaceutical companies can explore new therapeutic drug targets designed to interrupt ("turn-off") genes or proteins with undesirable effects or promote ("turn-on") genes or proteins with desirable effects.

        In addition, as a result of the Fractal Genomics acquisition, we are preparing to begin validation studies, at MD Anderson Cancer Center, of the recently discovered and patent protected set of leukemia genes, discovered using the newly acquired FGM technique, which was shown to separate ALL-T-cell leukemia from ALL-B-cell leukemia with 100% accuracy. This gene set, now our intellectual property, was originally presented to the medical and scientific world by Dr. Herbert Fritsche, Chairman of our Scientific Advisory Board, a world-renowned, expert in cancer markers and Professor at MD Anderson Cancer Center, at the 31st Meeting of the International Society for Oncodevelopmental Biology and Medicine (ISOBM) in Edinburgh, United Kingdom.

        To date, our FGM technology has been successfully used to analyze databases from MD Anderson Cancer Center, St. Jude Children's Hospital, Stanford University, the University of Miami and the Alvin J. Siteman Cancer Center at Washington University.

OUR CORPORATE STRATEGY

        Our goal is to develop a product line of newly discovered biomarkers and pathways, which will include human genes and genetic variations, as well as gene, protein, and metabolite expression differences. In drug discovery, biomarkers can help elicit disease targets and pathways and validate mechanisms of drug action. They may also be pharmacodynamic indicators of drug activity, response and toxicity for use in clinical development.

        We intend to provide pharmaceutical and diagnostic companies with all aspects of "first phase" diagnostic and drug discovery from expert assessment of the clinical dilemma through proper selection and procurement of high quality specimens. We will then apply our proprietary analytical evaluation methods and state-of-the-art computational analysis to produce relevant and accurate clinical data, producing accurate biomarker and pathway discoveries, resulting in patent protection of our biomarker discoveries for future development.

        "First Phase Biomarker Discovery" is based on the belief that in order to discover the most clinically relevant biomarkers, the computational component must begin at the inception of the clinical dilemma to be solved. This pathway includes several critical levels of decision-making - all of which are part of our business strategy.

FIRST LEVEL OF DISCOVERY - ASSESS THE CLINICAL DILEMMA

        Is the desired biomarker or pathway to be identified related to early diagnosis, metastasis, treatment response or some other aspect of a given disease process? Based on the clinical question to be answered along with the incidence, prevalence and nature of the particular disease, we will establish a clinical study with the appropriate number of necessary specimens. We expect that these studies will provide statistically significant results once the biomarker and pathway discovery is completed.

SECOND LEVEL OF DISCOVERY - PROPERLY IDENTIFY AND PROCURE THE MOST RELEVANT AND PROFESSIONALLY COLLECTED SPECIMENS

        Based on the clinical dilemma to be solved, does the appropriate clinical trial require blood, serum, aspirate fluid, tissue or some other clinically relevant specimen? Once the correct decision is made, we will contractually procure the specimens necessary for the discovery from highly reputable institutions, where we believe proper collection and informed consent are completed under the strictest scientific protocol.

THIRD LEVEL OF DISCOVERY - ANALYZE THE SPECIMENS

        The clinical specimens must then be analyzed and converted into relevant clinical data. We will determine which analytical method is appropriate for the most successful biomarker and pathway discovery. The techniques we currently expect to use include mass spectroscopy, MALDI, SELDI, DNA methylation, gene chip analysis, 2-D Gel Electrophoresis, as well as other proprietary techniques developed by companies and academic institutions with which we have relationships. We will constantly monitor improvements in these techniques worldwide.

FOURTH LEVEL OF DISCOVERY - ANALYZE  THE DATA

        The data generated from the analytical component must then be computationally analyzed for the discovery of new biomarkers, patterns among those biomarkers and causality pathways. We will decide which of the current leading computational algorithms, such as our FGM techniques, are best suited to solve the particular clinical dilemma in question. The data is then computationally analyzed, and the new biomarkers and pathways are discovered and patent protected.

FIFTH LEVEL OF DISCOVERY - PROTECT THE DISCOVERY

        When a biomarker is discovered, we will immediately file a provisional patent to protect the discovery for future licensing. Some of these discoveries will be licensed to diagnostic companies for use in the diagnosis of diseases or for measuring the state or status of a disease. Other discoveries will be licensed to pharmaceutical companies to be used for discovering or evaluating new drug targets.

SIXTH LEVEL OF DISCOVERY - EVALUATE THE CLINICAL AND UTILITY OF DISCOVERED BIOMARKERS

        Biomarkers uncovered through the first five stages of discovery will be subsequently validated independently in larger, clinically relevant populations. Clinical validity of a biomarker is confirmed by its presence in the clinical condition in question and its ability to differentiate one disease state from another, or a diseased state from a healthy state. We believe that markers validated by our processes will provide: vastly improved diagnostic capabilities; may identify potential therapeutic targets for pharmaceutical intervention (e.g. membrane signaling proteins and inhibitors); and markers suitable for monitoring disease progression following therapeutic intervention. Application of clinically validated biomarkers in such a manner will result in improved individual patient care and the advancement of the field of personalized medicine. This unique approach to biomarker discovery and its additional validation in relevant clinical samples advances the commercial potential of biomarkers we uncover to diagnostic and therapeutic partners. Integration of the six levels of biomarker discovery results in improved efficiencies in translation of this information into commercial and medically valuable products.

OUR STRATEGIC AGREEMENTS


        In keeping with our corporate goal of building strong partnerships for biomarker discovery, we have signed several biomarker discovery agreements in less than five months with strong academic centers of excellence in the United States, including MD Anderson Cancer Center and Stanford University. All of these agreements include either joint ownership in any biomarker or pathway discovered or rights to an exclusive worldwide license to our discovery. Once we secure a contract with an academic institution for biomarker and pathway discovery with commercialization rights, we begin negotiating these commercialization rights to our discoveries with diagnostic and pharmaceutical companies worldwide.


        In October 2003 we signed our first Agreement with M.D. Anderson Cancer Center. With this agreement we will analyze a gene expression database to identify new biomarkers and pathways involved in leukemia. Under the terms of the agreement, M.D. Anderson, has granted us a first option to obtain an exclusive worldwide royalty-bearing commercial license to commercialize any discovered biomarkers or pathways we identify.

        In January 2004 we entered into our second Biomarker and Pathway Discovery Agreement with The University of Texas, M.D. Anderson Cancer Center in Houston Texas. Under the terms of the agreement, The University of Texas, M.D. Anderson Cancer Center, has again granted us a first option to obtain an exclusive worldwide royalty-bearing commercial license to commercialize any discovered prostate cancer biomarkers or pathways identified by us utilizing our proprietary FGM computational techniques. This second collaboration with MD Anderson Cancer Center will give us access to a new systems biology approach for data analysis for new biomarker and pathway discovery in prostate cancer. We intend to use the findings of this study to develop new diagnostic approaches for prostate cancer and improve the clinical management of these patients. U.S. CANCER STATISTICS: 2000 INCIDENCE recently released by the Department of Health and Human Services shows that prostate cancer is the leading cancer overall in men in the United States and according to the National Institutes of Health, in 1997, the estimated number of new cases of prostate cancer in the United States is 209,900, and the estimated number of deaths from the disease is 41,800. The current market for prostate cancer testing with PSA, the biomarker currently used to diagnose prostate cancer, is estimated to be approximately $350 million annually around the world.

        In March 2004 we entered into an agreement with Stanford University to use our proprietary and patent protected FGM computational techniques to identify new patterns of biomarkers in lymphatic insufficiency and its response to therapeutic lymphangiogenesis. According to the agreement, ownership of Research Program Inventions conceived, discovered or reduced to practice under the Research Program will be determined based on inventorship. As such, any invention discovered using our analytical tools on this Stanford database will be jointly owned by Stanford and us. According to the World Health Organization, lymphedema affects 250 million people worldwide. Others estimate that one in every twenty-five will suffer from some form of lymphedema during their lifetime. The M.D. Anderson Cancer Center in Houston, Texas reports that approximately 15% of all women with breast cancer will develop lymphedema over the course of their lifetime and that lymphedema resulting from prostate cancer is on the rise.




        In September 2004 we entered into an agreement with Dr. Thomas Stamey of Stanford University Medical Center to analyze what is thought by Dr. Stamey to be the most comprehensive prostate cancer gene chip data base in the world. This data base consists of Affymetrix gene chips containing 25,000 prostate related genes. This data is from 92 patient representing 9 classes of prostate disease - from BPH through all grades of prostate cancer. Using this data base, we hope to identify new biomarkers for prostate cancer. We will also use our patent protected computational techniques such as Support Vector Machine and Fractal Genomics Modeling to analyze this data to determine the most relevant proteins to be used for diagnostics and drug targets. All discoveries will be jointly owned by us and Dr. Stamey with us having a world-wide exclusive license for commercialization.

EMPLOYEES


        On October 3, 2005, we had 6 full time employees. We do not expect any significant change in the number of employees over the next 12 months. We consider our employee relations to be good, and we have no collective bargaining agreements with any employees.


WEBSITE ADDRESS

        Our corporate website address is www.HealthDiscoveryCorp.com. From the home page, select the "Display SEC Filings" tab followed by "SEC Filings." This is a direct link to our filings with the Securities and Exchange Commission ("SEC"), including but not limited to our Annual Report of Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K, and any amendments to these reports. These reports are accessible soon after we file them with the SEC.

GOVERNMENTAL REGULATION

        Our business plan involves "First Phase Biomarker Discovery". This early discovery process does not involve any governmental regulations or approvals. If we are successful in licensing our discoveries to other companies, FDA approvals may be required before the ultimate product may be sold to consumers. Companies licensing our discoveries or technologies will be responsible for all costs involved in such approvals. If we are not successful in licensing these discoveries and choose to take these discoveries to market ourselves, we may then be subject to applicable FDA regulations and would then bear the costs of such approvals.

        We know of no governmental regulations that will affect the companies current operations or products.

INTELLECTUAL PROPERTY


        In connection with the SVM Acquisition, we obtained rights to the "SVM portfolio" which currently consists of twelve patents which were or have since issued as well as 44 other patent applications which are pending in the US and elsewhere in the world. The issued patents to date are:

U.S. Pat. No. 6,760,715: Enhancing biological knowledge discovery using multiple support vector machines.

U.S. Pat. No. 6,714,925: System for identifying patterns in biological data using a distributed network.

U.S. Pat. No. 6,658,395: Enhancing knowledge discovery from multiple data sets using multiple support vector machines.

U.S. Pat. No. 6,427,141: Enhancing knowledge discovery using multiple support vector machines.

U.S. Pat. No. 6,157,921: Enhancing knowledge discovery using support vector machines in a distributed network environment.

U.S. Pat. No. 6,128,608: Enhancing knowledge discovery using multiple support vector machines.

U.S. Patent No. 6,789,069: Method of Identifying Patterns in Biological Systems and Method of Uses.


U.S. Patent No. 6,882,990: Method of Identifying Biological Patterns Using Multiple Data Sets.


Australian  Patent  No.  AU  764897:   Pre-processing  and  Post-processing  for
Enhancing Knowledge Discovery Using Support Vector Machines.

South African Patent No. ZA 00/7122: Pre-processing and Post-processing for Enhancing Knowledge Discovery Using Support Vector Machines.

Australian Patent No. AU 780050: Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines.

Australian Patent No. AU 779635: Method of Identifying Patterns in Biological Systems and Method of Uses.

In conjunction with the Fractal Genomics acquisition, we obtained the rights to the following patents. One of these patent applications has been allowed and the others are pending.

U. S. Application No. 09/766,247 (Application allowed and pending issuance): A METHOD FOR THE MANIPULATION, STORAGE, MODELING, VISUALIZATION AND QUANTIFICATION OF DATASETS

U. S. Application No. 10/887,624: METHOD FOR IDENTIFYING BIOMARKERS USING FRACTAL GENOMICS MODELING

U. S. Application No.: 10/932,920: METHOD FOR STUDYING CELLULAR CHRONOMICS AND CAUSAL RELATIONSHIPS OF GENES USING FRACTAL GENOMICS MODELING

WO Application No. 04/22157: METHOD FOR IDENTIFYING BIOMARKERS USING FRACTAL GENOMICS MODELING

WO Application No.: 04/28576: METHOD FOR STUDYING CELLULAR CHRONOMICS AND CAUSAL RELATIONSHIPS OF GENES USING FRACTAL GENOMICS MODELING

U. S. Application No.: 10/959,844: A METHOD FOR THE MANIPULATION, STORAGE, MODELING, VISUALIZATION AND QUANTIFICATION OF DATASETS

U. S. Application No.: 10/920,035: METHOD FOR IDENTIFYING BIOMARKERS USING FRACTAL GENOMICS MODELING

WO Application No.: 01/01863: METHOD FOR THE MANIPULATION, STORAGE, MODELING, VISUALIZATION AND QUANTIFICATION OF DATASETS

EP Application No.: 01942746.7: METHOD FOR THE MANIPULATION, STORAGE, MODELING, VISUALIZATION AND QUANTIFICATION OF DATASETS

COMPETITION

        Health Discovery Corporation's main service/product is "First-Phase Biomarker Discovery". While there are numerous companies that perform individual steps in this process, we know of no other company that performs all steps in "First-Phase Biomarker Discovery." Competing companies in the biomarker discovery arena have made numerous promising discoveries but have failed to bring fully validated biomarkers to market. We feel that by performing and controlling all steps of this process, we can eliminate the problems these companies have had in validating their findings, and thus, produce fully validated, marketable biomarkers.

        Our Support Vector Machine (SVM) technology and Fractal Genomic Modeling
(FGM) technology give us a distinct advantage over competing technologies. Neither classical statistical analysis nor neural networks (the two competing technologies) can handle the large amounts of inputs necessary to produce fully validated biomarkers.

RESEARCH AND DEVELOPMENT


        Our past Research and Development costs have been minimal due to the unique relationships we have maintained with the members of our scientific team and their institutions. Our total R&D costs have consisted solely of the consultant fees paid to Dr. Stamey, Dr. Vapnik, Dr. Hong, Dr. Guyon. These fees consisted of $344,740 in cash and $190,000 in stock for a total 2005 R&D of $534,740, and $202,460 in cash and $100,000 in stock for a total 2004 R&D cost of $302,460. There were no R&D costs in 2003.


                                   PROPERTIES


        We do not own any real property. We do lease 1554 square feet of office space in Savannah Georgia, on a month to month basis for a cost of $1,036.00 per month. Our administrative office is located at the personal office of our Chief Administrative Officer, Robert S. Braswell IV, 1116 S. Old Temple Road Lorena, Texas 76655, telephone no. (512) 583-4500. Our principal executive office is currently located at 5501 Abercorn Street, Savannah, Georgia 31406, telephone no. (800) 965-3198.


                                LEGAL PROCEEDINGS

        On May 25, 2004, we filed suit in the District Court of McLennan County, Texas, against Bill G. Williams, Shirley K. Williams, W. Steven Walker, Jerry W. Petermann and a company controlled by Mr. Williams. In this action we allege that an aggregate of 7,000,000 shares of our common stock (4,900,000 after a 7-1 stock split) issued to Mr. Williams, Mr. Walker and Mr. Petermann were not issued in compliance with Texas law and we sought to restrain the defendants and persons acting on their behalf or in concert with them from selling any shares of our stock. We also requested that the Court declare we were permitted to cancel the shares issued to the defendants and sought monetary damages, attorney's fees and costs of the action.

        In June 2004, Jerry W. Petermann agreed to return to the company 1,000,000 shares of the company stock, which were canceled upon return to the company as full and final settlement of the claims brought in the afore mentioned lawsuit. In addition, in June 2004, Robert S. Braswell IV agreed to return to the company 2,100,000 shares of the company stock, all of which were canceled upon return to the company.


        In July 2004, W. Steven Walker Esq., former general council, an officer and director of the company, agreed to settle with the company and return 366,036 shares of our common stock, which was all of the shares then owned by him, and he will no longer be a party to the suit. Accordingly, only the shares originally issued to Mr. Williams are subject to the suit, and the company believes he controls approximately 2.1 million shares of our common stock.


        After several rulings at the District Court, on August 25, 2004 the Court of Appeals for the Tenth District of the State of Texas granted our appeal and entered an order, remanding the case to the original trial judge with instructions to issue a temporary injunction to preserve the status quo. The injunction will remain until a judgment in the case becomes final or the court otherwise instructs. The injunction requires the remaining defendants, their agents, employees, affiliates, any person or entity they control, and any person acting in concert with them to (i) stop and refrain from selling or otherwise disposing of any share of our common stock; and (ii) deposit into the registry of the District Court all shares of our common stock they now own or hold. Costs of the appeal were assessed against the Respondents. The defendants have asserted several counter claims against the company, including a derivative action, and have brought third-party claims against several current officers of the Company.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS



OUR CORPORATE STRATEGY

        Our goal is to develop a product line of newly discovered biomarkers and pathways, which will include human genes and genetic variations, as well as gene, protein, and metabolite expression differences. In drug discovery, biomarkers can help elicit disease targets and pathways and validate mechanisms of drug action. They may also be pharmacodynamic indicators of drug activity, response and toxicity for use in clinical development.

        We intend to provide pharmaceutical and diagnostic companies with all aspects of "first phase" diagnostic and drug discovery from expert assessment of the clinical dilemma through proper selection and procurement of high quality specimens. We will then apply our proprietary analytical evaluation methods and state-of-the-art computational analysis to produce relevant and accurate clinical data, producing accurate biomarker and pathway discoveries, resulting in patent protection of our biomarker discoveries for future development.

        "First Phase Biomarker Discovery" is based on the belief that in order to discover the most clinically relevant biomarkers, the computational component must begin at the inception of the clinical dilemma to be solved. This pathway includes several critical levels of decision-making - all of which are part of our business strategy.

        The goal of Health Discovery Corporation is to produce more relevant and predictable biomarkers for drug discovery so that new and better medicines and diagnostic markers can be developed for patients worldwide. With the completion of the acquisition of the SVM portfolio of patents the Company plans to begin to license the use of this technology.


CASH REQUIREMENTS


        The Company's two-pronged plan to have sufficient cash to support operations on a going-forward basis is comprised of generating revenue through licensing the Company's significant patent portfolio or providing services related to those patents and obtaining additional equity or debt financing. The Company has been and continues to be in meaningful discussions, which if successful, will result in significant revenue. The Company recently secured $1,935,000 through the private sale to accredited investors of shares of Company common stock, which management believes will be sufficient, together with the Company's existing cash, to support the Company's operations through February 2006.

        On May 6, 2005, we acquired the remaining 7% of the SVM Patent Portfolio for an aggregate cash payment of approximately $270,856, the issuance of promissory notes totaling $37,871 and convertible notes totaling $147,401, and the issuance of 867,065 shares of the Company's common stock. The convertible notes were converted by the holders immediately upon issuance in exchange for 487,441 shares of our common stock. In addition, a third holder of previously issued convertible notes exercised his conversion rights, resulting in 1,922,064 shares being issued as a result of the conversion of the $326,751 debt at $0.17 per share. Recurring monthly operating expenses for the remainder of 2005, including salaries, are expected to be approximately $147,000. A significant portion of our cash will be used to satisfy the Company's outstanding debt obligations related to the acquisition of the Fractal and SVM assets. The final payment of $62,500 on the note resulting from the acquisition of the assets of Fractal Genomics Corporation was paid in August 2005. Scheduled payments of $188,280 (including interest) on notes resulting from the acquisition of the SVM Portfolio will be due on January 1, 2006, and May 1, 2006. As of September 30, 2005, we had approximately $1,100,000 in cash.


PRODUCT R&D


        We have entered into agreements with MD Anderson Cancer Center and Stanford University Medical Center to perform analyses of clinical data using our computational technologies, which we expect will earn income after the identification, patent protecting and licensing of newly discovered biomarkers. We have secured both joint ownership rights and/or first options for worldwide exclusive rights to our discoveries in these contracts. After the close of the second quarter of 2004, we acquired the rights to a portfolio of patents that had initially been issued to Dr. Barnhill, our Chief Executive Officer, and to several members of our Scientific Advisory Board. Those patents, together with pending applications included in the portfolio, relate primarily to Support Vector Machines (SVM's), which have applications in a wide variety of disciplines in which it is necessary to analyze complex data sets. We expect to be able to generate a stream of income by licensing the use of Support Vector Machines covered by the patents. We have been able to fund our operations though a private offering of our common stock under rules providing exemptions for such offerings and will continue to do so.


        During the remainder of 2005, we plan to focus on one or more of the following initiatives. Management's time and fiscal resources will be allocated among the projects based on management's judgment as to when discoveries in these areas can be achieved and the possibility of securing revenue from those discoveries. Management cannot guarantee that any discovery will result from any of the following projects or that the company could obtain revenue from any such discovery. Further, new initiatives may arise that management believes would be more beneficial to the company. Initially, the five initiatives are:

        CIRCULATING TUMOR CELL ANALYSIS - The company is attempting to use SVMs to analyze digitized images of blood cells to identify circulating tumor cells. The company believes this project can be completed with current salaried personnel and equipment. We expect no significant additional costs to be incurred on this project during 2005.


        PROSTATE CANCER DIAGNOSTICS - The company has identified biomarkers that have the potential to be useful in the diagnosis of prostate cancer with a much higher degree of accuracy than existing tests, including the PSA test. In addition, these biomarkers appear to allow us to differentiate high grade prostate cancer from the less serious low grade prostate cancer. This project is in the final validation phase. The Company plans to spend approximately $50,000 to complete this final validation on a microaray, which it expects to complete by the end of 2005, or alternatively to partner with a third party diagnostic company and attempt to validate on their instrumentation, which will result in minimal out of pocket expense by the Company.


        BPH DRUG TARGET - While performing our analysis of prostate cancer specimens to discover a new biomarker for diagnosing prostate cancer, we discovered a number of genes that appear to be over expressed in patients with Benign Prostatic Hyperplasia (BPH). Upon validation of this discovery, we plan to license the discovery to a pharmaceutical company. This set of biomarkers could be used as a drug target by the pharmaceutical company to develop a new drug to treat BPH. All research and development related to this project will be done in conjunction with the prostate cancer diagnostic project. No additional expenses are expected.

        BREAST CANCER (LYMPHANGIOGENESIS) - In March 2004 we entered into an agreement with Stanford University to use our FGM computational techniques to identify new patterns of biomarkers in lymphatic insufficiency and its response to therapeutic lymphangiogenesis. This project will be completed with in-house, salaried personnel. We expect no significant additional costs to be incurred before completion of this project.

        DIFFERENTIAL DIAGNOSIS FOR LEUKEMIA - The company will be validating our discovery of a set of leukemia genes that have been shown to separate ALL-T-cell leukemia from ALL-B-cell leukemia with 100% accuracy. We expect to incur approximately $50,000 in costs to complete this validation.

REVENUE PLAN

        The company currently has no revenue. The company anticipates to derive revenue from the following sources:

        SVM / FGM patent licensing. The company believes that a significant number of companies are utilizing our technology without having first obtained a license from us. We plan to actively pursue these license agreements in 2005.

        Diagnostic Biomarkers. The company is currently having validation testing performed on several of its discoveries. If the testing confirms the initial discoveries, the company plans to license the newly discovered biomarkers to a national reference laboratory.

        Therapeutic Markers. The company has identified seven potential therapeutic targets, which if validated by third parties could lead to licensing or collaborative arrangements with larger pharmaceutical companies for further development.

ADDITIONAL FUNDING REQUIREMENT


        We believe we have sufficient cash to continue operations through February 2006 based on our current cash flows. Therefore, our continued operations will depend on the production of revenue and/or the receipt of additional funding. Efforts to reach license agreements with companies using SVM Technologies are currently in process. In addition, while we have entered into agreements to perform analyses of clinical data using our computational technologies, we will earn income from those efforts only after the identification, patenting, and licensing of new biomarkers.


        Based on the current resources available to us, we will need additional equity or debt financing or we will need to generate revenues through licensing our products or providing services to others or entering into strategic alliances to be able to sustain our operations until we can achieve profitability, if ever. These matters raise substantial doubt about our ability to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS

        The Company does not have any off balance sheet arrangements. We have no subsidiaries or other unconsolidated limited purpose entities, and we have not guaranteed or otherwise supported the obligations of any other entity.


                  SIGNIFICANT ACCOUNTING POLICIES AND ESTIMATES


NATURE OF OPERATIONS AND DESCRIPTION OF DEVELOPMENT STAGE ACTIVITIES



        Health Discovery Corporation (formerly known as Direct Wireless Communications, Inc.) has been in the development stage since the date of incorporation on April 6, 2001. The Company was primarily engaged in the activity of developing technology for a wireless telephone system until 2003, when it decided to abandon its efforts in the telecommunications industry and acquired new technologies in the biotechnology industry. During 2003, the Company acquired the assets of the Barnhill Group, LLC and Fractal Genomics, LLC in pursuit of its biotechnology focus. During 2004 and 2005, the Company continued pursuit of its biotechnology focus by acquiring certain rights to patents and patent pending applications for certain machine learning tools used for diagnostic and drug discovery.



USE OF ESTIMATES

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates. Significant estimates that are particularly suspectible to change in the near-term include the valuation of non-cash consideration for services and the recoverability of the patents.

PATENTS

        Patents are amortized over their remaining legal lives, that range from 15 to 20 years, from the date they are acquired or approved. Legal costs directly associated with the patent acquisitions and the application process for new patents are capitalized when incurred and are being amortized over the remaining legal life of the related patent. If the applied for patents are abandoned or are not issued, the Company will expense the capitalized legal costs as an impairment charge.


        The carrying value of patents is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. As of October 3, 2005, the Company does not believe there has been any impairment of its intangible assets.

ISSUANCE OF EQUITY INSTRUMENTS FOR NON-CASH CONSIDERATION

        All issuances of the Company's equity instruments for non-cash consideration, which primarily pertain to services rendered by consultants and others, have been assigned a per share amount equaling either the market value of the shares issued or the value of consideration received, whichever is more readily determinable.


                                   MANAGEMENT


         Our executive officers and directors are:

--------------------------------------------------------------------------------

NAME                             AGE       POSITION
--------------------------------------------------------------------------------

Stephen D. Barnhill, M.D.        45        Chief Executive Officer and Chairman
                                           of the Board
--------------------------------------------------------------------------------

David Cooper, M.D., Ph.D.        54        President and Chief Medical Officer,
                                           Director
--------------------------------------------------------------------------------


Robert S. Braswell, IV           50        Chief Administrative Officer,
                                           Principal Financial Officer,
                                           Secretary and Treasurer, Director
--------------------------------------------------------------------------------


Hong Zhang, Ph.D.                44        Senior Vice President, Computational
                                           Medicine
--------------------------------------------------------------------------------


        STEPHEN  D.  BARNHILL,  M.D.,  has been  our  CHIEF  EXECUTIVE  OFFICER,
CHAIRMAN OF THE BOARD AND MEDICAL DIRECTOR and a member of the Board of Directors since November 2003. He is a physician trained in laboratory medicine and clinical pathology. He has developed and used artificial intelligence, pattern-recognition and computational techniques in Medicine, Genomics, Proteomics, Diagnostics and Drug Discovery.

        Dr. Barnhill is or has been a Fellow of the American College of Physician Inventors, the American College of International Physicians, the American Medical Association, the American College of Physician Executives, the American Association of Artificial Intelligence, the American College of Managed Care Medicine, the Association of Clinical Scientists, the American Society of Contemporary Medicine and Surgery, the American Society of Law, Medicine and Ethics, the Southern Medical Society, the American Federation for Clinical Research and the National Federation of Catholic Physicians.

        Dr. Barnhill founded the Barnhill Clinical Laboratories in 1988 and served as Chairman, CEO, President and Medical Director. This Laboratory was later acquired by Corning-Metpath in 1989 and after the acquisition he served as Medical Director of this Clinical Laboratory until 1992. This Clinical Laboratory, now owned by Quest Diagnostics, continues to be the largest and busiest Clinical Laboratory in the Savannah Georgia area.

        In 1992, Dr. Barnhill founded National Medical Specialty Laboratories and served as Chairman, CEO, President, and Medical Director. This Research Laboratory was founded to utilize pattern-recognition mathematics and artificial intelligence techniques in cancer diagnosis. Dr. Barnhill is an inventor on the very first patents issued by the United States Patent and Trademark Office for the use of neural networks in medicine. This company was acquired by Horus Therapeutics; a New York based pharmaceutical company. Dr. Barnhill served as Executive Vice-President and Chairman of the Scientific Advisory Board for Horus Therapeutics until 1998. Johnson & Johnson later acquired the Horus patents invented by Dr. Barnhill.

        In 1999, Dr. Barnhill founded and served as Chairman, President and CEO of Barnhill BioInformatics, Inc. Barnhill BioInformatics, Inc. later became Barnhill Genomics, Inc. and BioWulf Technologies, LLC and raised over $13.5 Million in Private Placement funding. The primary focus of these Companies was to utilize the next generation of artificial intelligence and pattern-recognition techniques, known as support vector machines, to identify genes that cause cancer. Dr. Barnhill is the sole inventor on the very first patents issued by the United States Patent and Trademark Office for the use of support vector machines in medicine. From the summer of 2000 until he organized The Barnhill Group L.L.C., in the summer of 2003, Dr. Barnhill was not engaged in any professional activities as the result of a non-compete agreement signed by Dr. Barnhill when he left the employment of Barnhill Genomics, Inc.

        DAVID COOPER, M.D., PH.D., is our PRESIDENT AND CHIEF MEDICAL OFFICER and a member of the Board of Directors as of October 30, 2003. For the past four years Dr. Cooper has devoted his time to significant national and international work aimed at bringing the new technologies of genomics and molecular biology closer to patient care. In this time he consulted and held positions with a number of biotechnology and genomics companies including Qiagen (Hilden, Germany), Sequenom, Inc. (San Diego, CA and Hamburg, Germany), Samsung Advanced Institute of Technology (Suwon, Korea), DynaMetrix (Stockholm, Sweden), Pluvita Corporation (Bethesda, MD), diaDexus (Santa Clarita, CA), SomaLogic (Boulder,
CO), LumiCyte (Freemont, California), GeneLogic (Gaithersburg, MD), NimbleGen Systems Iceland, LLC (Reykjavik, Iceland), Gentra Systems (Minneapolis,
Minnesota) and The Marshfield Clinic  (Marshfield,  WI).  Currently,  Dr. Cooper
also serves as President of his own consulting group, David L. Cooper and Associates. In addition he serves on the Scientific Advisory Boards of Gentra Systems (Minneapolis, Minnesota) and Redpath Integrated Pathology, Inc. (Pittsburgh, Pennsylvania).

        Dr. Cooper served as the former Chief Science Officer and Chief Operating Officer of Quest Diagnostics, Nichols Institute, in San Juan Capistrano, California. While at Quest Diagnostics, Dr. Cooper coordinated the Nichols Institute's move to an ISO 9001 company, expanded their HIV and genetic testing, and reorganized the Nichols Institute Research and Test Development efforts into a clinical specialty focus. Dr. Cooper also assisted in opening new markets in Asia, South America and Europe for Quest Diagnostics, Nichols Institute. He served as Vice President and Chief Science Officer at diaDexus in Santa Clara, California and Chief Medical Officer of NimbleGen Systems. While at NimbleGen Systems, Dr. Cooper established NimbleGen Systems of Iceland, LLC, which currently manufactures custom DNA arrays and related services to the scientific research marketplace worldwide. Dr. Cooper also served as Senior Scientific Advisor to Visible Genetics, Inc. of Toronto, Canada, where he assisted with the development of the FDA approved Tru-Gene HIV genotyping system.

        In academia, Dr. Cooper held tenured pathology faculty positions at Duke University Medical Center and the University of Pittsburgh Medical Center. While at the University of Pittsburgh, he founded the first division of Molecular Pathology in the United States, assisted in founding and served as the first chair of the Association for Molecular Pathology, and was editor and founder of Molecular Diagnosis -- a journal devoted to the understanding of human disease through the clinical application of molecular biology. His academic honors include the prestigious Lichfield Lectureship, Oxford University, Oxford, England. Dr. Cooper is the author of more than 100 scientific and medical publications in molecular diagnostics and the development of novel gene therapies which were supported by numerous grants including grants from the National Institutes of Health, the American Cancer Society and the Department of Defense Breast Cancer Initiative.


        ROBERT S. BRASWELL IV is our CHIEF ADMINISTRATIVE OFFICER, PRINCIPAL FINANCIAL OFFICER, SECRETARY AND TREASURER and a member of the Board of Directors. Mr. Braswell served as our President from April 2001 until the acquisition of The Barnhill Group LLC, when he assumed his current positions. As its President, he guided the creation of Direct Wireless Communications Inc.
(DWCI) and oversaw all administrative functions for both DWCI and Direct Wireless Corporation. Mr. Braswell served as President of Direct Wireless Corporation since December 1999 and a member of its Board of Directors since January 1999. Prior to holding these positions, Mr. Braswell was an independent businessman engaged in business evaluations, real estate development, home construction while running a working ranch operation. His administrative experience comes from eighteen years experience in the common carrier freight business, working for Central Freight Lines, Inc. from 1974-1992. Mr. Braswell graduated from the University of Houston in 1983 with a Bachelor of Business Administration in Organizational Behavior Management.


        HONG ZHANG, PH.D. is our SENIOR VICE PRESIDENT, COMPUTATIONAL MEDICINE. As visiting faculty at Johns Hopkins University, Dr Zhang lectured at the Center for Biomarker Discovery on Bioinformatics: Peak Detection Methods for Mass Spectral Data. Currently a Yamacraw Associate Professor at Armstrong Atlantic University, Dr. Zhang was the Vice President and CIO for a neural network and computer assisted medical diagnostic systems company that employs neural network and mathematical/statistical preprocessing techniques. In this position, Dr. Zhang was involved in digital image processing and pattern recognition for medical image processing as well as software design and programming for support vector machine applications. Dr. Zhang was a professor in the Department of Mathematical Sciences at Purdue University from 1989 to 1996. He has held numerous academic positions, including Adjunct Associate Professor, Associate Professor with Tenure, and Assistant Professor. He was a visiting Associate Professor in 1995 in the Department of Biometry at the Medical University of South Carolina.

        Throughout his academic career, Dr. Zhang has consulted on many software and analytical development projects for Union Switch and Signal, Inc., General Electric Company, and the Department of Pharmacology at the University of Pittsburgh. Dr. Zhang has published numerous articles on the use of neural networks in the detection of cancers. He has been published in more than twenty medical and technical journals. Dr. Zhang received a Ph.D., Mathematics at the University of Pittsburgh, 1989, M.A., Mathematics, University of Pittsburgh, 1986, M.S.E.E.,

Electrical Engineering, University of Pittsburgh, 1984, B.S., Computer Science, Fudan University, 1982. Dr. Zhang's numerous awards and honors include: National Cancer Institute SBIR Grant, 1999, 2000; Purdue Research Foundation Summer Faculty Grant, 1993; IPFW Summer Research Grant, 1992; Andrew Mellon Fellowship, 1986-1987; Andrew Mellon Fellowship, 1985-1986; First Place, Fudan University Mathematics Competition, 1979.

        The directors named above will serve until the next annual meeting of our stockholders. Absent an employment agreement, officers hold their positions at the pleasure of the Board of Directors.

        We do not have a separately-designated standing audit committee. The entire board of directors is acting as our audit committee, and no individual on our Board of Directors possesses all of the attributes of an "audit committee expert." In forming our Board of Directors, we sought out individuals who would be able to guide our operations based on their business experience, both past and present, or their education. Responsibility for our operations is centralized within management, which is comprised of four people. We rely on the assistance of others, such as our accountant (not our auditor), to help us with the preparation of our financial information. We recognize that having a person who possesses all of the attributes of an audit committee financial expert would be a valuable addition to our Board of Directors. However, we are not, at this time, able to compensate such a person and therefore, we may find it difficult to attract such a candidate.

        The Board of Directors does not have a policy with regard to the consideration of candidates to the Board recommended by stockholders. The Board has made no determination as to whether or not such a policy should be adopted. The Board of Directors will consider candidates recommended by stockholders. To be considered for nomination by the Board of Directors at the next annual meeting of stockholders, Chairman of the Board must receive stockholder recommendations at least 120 calendar days before the anniversary date of the company's proxy statement for the previous year's annual meeting. To recommend a candidate, a stockholder should send the candidate's name, age, credentials (including principal occupation and employment), contact information and the candidate's consent to be considered to the Chairman of the Board in care of the company at its principal executive office address. The stockholder should also provide the stockholder's contact information, describe the stockholder's relationship with the candidate, and include a statement as to the number of Common Shares owned by the stockholder and the length of time such Common Shares have been owned.

CODE OF ETHICS


        The company has adopted a Code of Ethics applicable to its Chief Executive Officer and Chief Administrative Officer. This Code of Ethics is posted on our website at www.HealthDiscoveryCorp.com.

                             EXECUTIVE COMPENSATION


        The following table sets forth various elements of compensation for our Named Executive Officers for each of the last three calendar years:

---------------------- ---------------- -------------------- -------------------

Name and Principal     Year             Salary ($)           Securities
Position                                                     Underlying Options
                                                             (#)
---------------------- ---------------- -------------------- -------------------

Stephen D. Barnhill,   2004             $337,500
M.D.

                       2003             $50,000
Chief Executive
Officer
                       2002             ---
---------------------- ---------------- -------------------- -------------------

David Cooper           2004             $110,000             3,000,000


President and Chief    2003             ---
Medical Officer

                       2002             ---
---------------------- ---------------- -------------------- -------------------

Robert S. Braswell,    2004             $81,666
IV


                       2003             $11,666
Chief Administrative
Officer, Principal
Financial Officer      2002             ---
---------------------- ---------------- -------------------- -------------------


Hong Zhang, Ph.D.      2004             $40,000


Senior Vice            2003             ---
President,
Computational
Medicine               2002             ---
---------------------- ---------------- -------------------- -------------------


DIRECTOR COMPENSATION

        Because all of our current directors are employed by the company, they are not separately compensated for their service as directors because their current compensation levels cover all of their expected duties, including those related to the Board of Directors.

EMPLOYMENT AGREEMENTS

        We entered into a five year employment agreement with Dr. Stephen Barnhill on September 15, 2003 regarding Dr. Barnhill's employment as President and Medical Director. The agreement will automatically renew for successive one-year terms unless either party gives notice to the other party of its intent not to renew within a thirty day period prior to the end of the then current term. Under the terms of the agreement, Dr. Barnhill receives an initial base salary of $25,000 per month, which is subject to adjustment at least annually. Dr. Barnhill is eligible to be reimbursed monthly for reasonable and necessary business expenses, to participate in an Incentive Stock Option Plan (as defined in the agreement) and for other benefits maintained by us. Dr. Barnhill will be entitled to 10 paid vacation days during the calendar year. Dr. Barnhill's employment may be terminated without prior written notice for cause, in which case we will make a lump sum payment equal to the sum of (i) accrued unpaid wages, (ii) unreimbursed expenses properly incurred prior to the date of termination and (iii) the value of all accrued unpaid vacation pay, less any amounts he owes to us. If Dr. Barnhill terminates the Barnhill Agreement, then he will receive the same benefits as if he was terminated for cause. If Dr. Barnhill terminates the Barnhill Agreement, other than for cause, then we will give two (2) weeks notice of termination, or in our sole discretion, two (2) weeks wages in lieu of notice. The agreement also generally provides that Dr. Barnhill will keep confidential information confidential and that he will not compete with us in our business nor solicit our customers or employees for a period of 12 months following termination of employment.

        We entered into an employment agreement with Dr. David Cooper on November 1, 2003 regarding Dr. Cooper's employment as President and Chief Medical Officer. The employment commenced at signing and will continue until terminated in accordance with his agreement. Either we or Dr. Cooper can terminate Dr. Cooper's employment at any time by notice to the other. Dr. Cooper agrees that he will not terminate his employment upon less than sixty (60) days' prior notice. As compensation for his employment, Dr. Cooper was issued non-qualified stock options to acquire 3,000,000 shares of our common stock. In addition, Dr. Cooper will be entitled to be reimbursed for all actual, reasonable and direct expenses incurred by him in the performance of his duties. Dr. Cooper will have the right to participate in any and all employee benefit programs established or maintained by us, including without limitation, such medical and dental plans, retirement, pension and profit sharing plans as we may established from time to time. Upon termination of his employment for whatever reason, Dr. Cooper will observe all post-employment covenants set forth in his agreement. Dr. Cooper's agreement also generally provides that he will not compete with us in our business nor solicit our customers or employees for a period of one year following termination of employment.


SCIENTIFIC ADVISORY BOARD

        As of December 31, 2004, the Company contractually agreed to issue upon the fulfillment of certain conditions 200,000 shares of common stock and 700,000 warrants to purchase the Company's common stock at an exercise price of $.01 per share to members of the Company's Scientific Advisory Board for services performed. In addition, the Company contractually agreed to issue upon the fulfillment of certain conditions 500,000 warrants to purchase the Company's common stock at an exercise price of $.01 per share to a consultant for services performed. Warrants to purchase 200,000 shares vested in 2004 and the remaining 1,000,000 vest during 2005 and 2006. The shares vested in 2004. The Company has issued or will issue the contractually agreed shares upon the fulfillment of certain conditions as they are satisfied in 2005 and 2006.

        In 2005, the Company committed to issue an additional 200,000 shares of common stock and 300,000 warrants to purchase the Company's common stock at an exercise price of $.01 per share to members of the Company's Scientific Advisory Board for services performed. All of the committed shares and warrants vest in 2006 and will be issued upon vesting.

                             PRINCIPAL STOCKHOLDERS



        The following table sets forth information as of October 3, 2005 with respect to beneficial ownership of shares by (i) the following table sets forth information concerning the beneficial ownership of our common stock as of October 3, 2005 by (i) each of our directors, (ii) each of our executive officers, (iii) each person who is known to us to be the beneficial owner of more than five percent of our common stock, and (iv) all of our executive officers and directors as a group. Other than Dr. Barnhill no person is known to us to own shares of our common stock with 5% or more of the voting power of our company. At October 3, 2005, there were 114,760,490 shares outstanding.

------------------------------------------ --------------------------------------- ----------------------------------------
                                                      NUMBER OF SHARES
            NAME AND POSITION                        BENEFICIALLY OWNED                     PERCENT OF CLASS (1)
            -----------------                        ------------------                     --------------------
------------------------------------------ --------------------------------------- ----------------------------------------
Dr. Stephen D. Barnhill
Chairman of the Board,                     29,825,564 (2)                          25.99%
Chief Executive Officer and Chief
Medical Officer, Director
2 Springfield Place
Savannah, GA 37411
------------------------------------------ --------------------------------------- ----------------------------------------
David Cooper, M.D., Ph.D.
President                                  1,200,000 (3)                           1.04%
Chief Medical Officer and Director
5842 Tree Line Drive
Madison, Wisconsin 53711
------------------------------------------ --------------------------------------- ----------------------------------------
Robert S. Braswell IV
Chief Administrative Officer,              1,593,263 (4)                           1.38%
Principal Financial Officer,
Director, Secretary and Treasurer
One Chaparral Place
Lorena, TX 76655
------------------------------------------ --------------------------------------- ----------------------------------------
Hong Zhang
2 Black Hawk Trail                               ---                                 *
Savannah Georgia 31411
------------------------------------------ --------------------------------------- ----------------------------------------
All executive officers and directors as
a group (four persons)                     32,618,827                              28.41%
------------------------------------------ --------------------------------------- ----------------------------------------


------------------------------------------------------------------
*  Less than 1% of outstanding shares.


        (1) The percentage of our common stock beneficially owned was calculated based on 114,760,490 shares of common stock issued and outstanding as of October 3. The percentage assumes the exercise by the stockholder or group named in each row of all options or warrants for the purchase of our common stock held by such stockholder or group and exercisable within 60 days as of October 3, 2005.
        (2) These shares are held by Barnhill Group LLC, which is wholly owned by Dr. Barnhill.
        (3) Includes 1,000,000 options and 100,000 warrants to purchase shares of common stock of which all are fully vested.
        (4) Includes 490,486 shares owned by Mr. Braswell individually and 11,667 shares owned by Mr. Braswell and his wife as joint tenants, 226,676 shares owned by Mr. Braswell's wife, 140,000 shares owned by a corporation controlled by Mr. Braswell, and 413,324 shares owned by his minor children and 311,110 shares held in trust in which Mr. Braswell has a one-third future contingent interest, but is not a trustee.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        On August 15, 2003, we entered into an agreement with Dr. Stephen Barnhill and The Barnhill Group, LLC to purchase the assets of The Barnhill Group, LLC. As a part of the agreement, The Barnhill Group, LLC received 29,825,564 shares of our common stock. The asset acquisition agreement was completed on September 25, 2003. The restricted shares of our common stock were issued to The Barnhill Group LLC on August 26, 2003. As a result of this transaction, we acquired a 49% interest in Fractal Genomics. Dr. Barnhill currently serves as our Chief Executive Officer and the Chairman of our Board of Directors.


        On August 29, 2003, we signed a binding letter of agreement to acquire all the assets of Fractal Genomics, a company founded by Mr. Sandy Shaw, in exchange for 3,825,000 shares of our common stock and executed a $500,000 note payable less relevant expenses. As a result of the acquisition, Dr. Barnhill receives 49% of the $500,000 less relevant expenses. Our acquisition of the assets was completed on December 30, 2003. Mr. Shaw previously served as our Vice President, Fractal Technology.

        On May 6, 2005, we acquired the remaining 7% of the SVM Patent Portfolio for an aggregate cash payment of approximately $270,856, the issuance of the promissory notes totaling$ 37,871 and convertible notes totaling $147,401, which were converted by the holders immediately upon issuance in exchange for 867,065 shares of our common stock. Approximately, $175,000 of the purchase price was used by the sellers to repay an outstanding obligation of a limited liability company of which our chief executive officer was a member.

        We currently sub-lease our principle executive office space from a company owned by the wife of Dr. Stephen D. Barnhill. Our rent on this 1554 sq ft office is $1,036.00 per month and is rented on a month to month basis.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE


        On July 12, 2005, the Company was informed by Clyde Bailey, P.C. ("Bailey") that it was no longer providing audit services to any company in any capacity. Accordingly, Bailey resigned and withdrew its audit as the Company's independent auditor for fiscal year 2003 and the related statements of operations, statements of stockholders' equity, and the statements of cash flows for the years ended December 31, 2003 and 2002 and for the period from inception (April 6, 2001) to December 31, 2003. Thereby, the engagement of Bailey as the Company's independent auditor has terminated.

        Bailey submitted audit reports on the Company's financial statements for fiscal year 2003 and the related statements of operations, statements of stockholders' equity, and the statements of cash flows for the years ended December 31, 2003 and 2002 and for the period from inception (April 6, 2001) to December 31, 2003. The submitted audit reports did not contain any adverse opinions, disclaimers of opinions or other modifications or qualifications. Bailey did not, during the applicable periods, advise the Company of any of the enumerated items described in Item 304(a)(1) of Regulation S-B.

        On August 2, 2004, the Company engaged Porter Keadle Moore, LLP, the current independent auditor ("Porter Keadle Moore"), to audit all successive periods beginning January 1, 2004. As a result, the Company's financial statements covering periods beginning January 1, 2004 are not affected by Bailey's withdrawal and were not re-audited. The decision to change accountants was recommended and approved by the Board of Directors of the Company.

        There were no disagreements with Bailey on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Bailey, would have caused Bailey to make reference thereto in, or in connection with, its reports on financial statements for the periods covered by Bailey's audit.

        On August 11, 2005, the Company engaged Porter Keadle Moore to perform a re-audit of the Company's financial statements for fiscal year 2003. Darilek & Butler, CPA ("Darilek & Butler") issued its audit of the Company's financial statements for fiscal year 2002, and for the period between the Company's inception and December 31, 2002. Darilek & Butler is the Company's original auditor for such time periods.

        The Company did not consult Porter Keadle Moore or Darilek & Butler prior to their engagement regarding (i) the application of accounting principles to a specified transaction, either completed or proposed nor (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions to that Item).

        We have had no disagreements  with our former certifying  accountants on
any  matter  of  accounting   principles  or  practices,   financial   statement
disclosure, or auditing scope or procedure.


                          DESCRIPTION OF CAPITAL STOCK


        We are authorized to issue 200,000,000 shares of common stock, no par value. As of September 30, 2005, there were114,760,490 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share for the election of directors and on all other matters submitted to a vote of stockholders. They are also entitled to dividends declared by the directors out of funds legally available for payment of dividends. Holders of the common stock do not have any cumulative voting rights or any preemptive or similar rights.

        Our Transfer Agent is Corporate Stock Transfer, 3200 Cherry Creek Drive South, Denver, Colorado 80209; telephone (303) 282-4800.


                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

        We do not have any provision of our Articles of Incorporation or By-Laws that require us to indemnify our officers and directors on account of any liability they incur as a result of their actions as officers or directors. However, Section 2.02-1 of the Texas Business Corporation Act permits the indemnification of directors, officers, agents and employees of a corporation if the person seeking indemnity acted in good faith and reasonably believed, if a director, that his conduct was in the corporation's best interests, and, if not a director, that his conduct was not opposed to the corporation's best interests, and in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnity is not permitted if a person is found liable to the corporation and is limited to expenses actually incurred in the case of a person found liable on the basis of personal benefit improperly received by him. Section 2.02-1 also provides that a corporation shall indemnify directors and officers against reasonable expenses incurred in connection with a proceeding if they are wholly successful, on the merits or otherwise, in the defense of the proceeding.

        A determination whether to pay indemnity in any preceding may be made by a majority of a quorum of the board of directors, or a by committee of the board of directors appointed for such purpose, or by special legal counsel, or by a vote of the stockholders, but directors who are defendants or respondents in a proceeding may not vote on the matter.

        Section 2.02-1 also authorizes a corporation to purchase insurance on behalf of directors, officers and employees against liability asserted against them as a result of their capacities as such. Health Discovery currently has such insurance on behalf of directors, officers or employees.

        We have been informed that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to our officers and directors or control persons pursuant to the provisions of the Texas Business Corporation Act, is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

        Certain legal matters in connection with the shares of common stock offered by this prospectus have been passed on for Health Discovery Corporation by Powell Goldstein LLP, Atlanta, Georgia.

                                     EXPERTS


        Porter Keadle Moore audited our balance sheets as of December 31, 2004 and 2003 and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended and for the period from inception (April 6, 2001) to December 31, 2004, except that they did not audit the Company's financial statements for the period from inception (April 6, 2001) to December 31, 2002 and Darilek & Butler audited our balance sheet as of December 31, 2002 and the related statements of operations, statements of stockholders' equity, and the statements of cash flows for the year ended December 31, 2002 and for the period from inception to December 31, 2002, as stated in their reports appearing herein (which reports express an unqualified opinion, although Porter Keadle Moore's report includes an explanatory paragraph referring to the

Company's ability to continue as a going concern), and are included in reliance upon the report of such firms given upon their authority as experts in accounting and auditing.


                              AVAILABLE INFORMATION


        We file annual, quarterly and special reports with the SEC pursuant to the information requirements of the Securities Exchange Act of 1934. You can read and copy these reports, proxy statements, and other information concerning us at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (202) 942-8090 for further information on the Public Reference Room. You can review our electronically filed reports, proxy and information statements on the SEC's internet site at HTTP://WWW.SEC.GOV. Our filings are also available on our website at HTTP://WWW.HEALTHDISCORYCORP.COM. We are not required to deliver an annual report to our stockholders, and we do not intend to do so for the foreseeable future.

        We have filed with the SEC, a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Certain items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to our company and the common stock, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other documents filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. You can obtain a copy of the full registration statement, including the exhibits and schedules thereto, from the SEC as indicated above.

                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24:          INDEMNIFICATION OF DIRECTORS AND OFFICERS

        We do not have any provision of our Articles of Incorporation or By-Laws that require us to indemnify our officers and directors on account of any liability they incur as a result of their actions as officers or directors. However, Section 2.02-1 of the Texas Business Corporation Act permits the indemnification of directors, officers, agents and employees of a corporation if the person seeking indemnity acted in good faith and reasonably believed, if a director, that his conduct was in the corporation's best interests, and, if not a director, that his conduct was not opposed to the corporation's best interests, and in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnity is not permitted if a person is found liable to the corporation and is limited to expenses actually incurred in the case of a person found liable on the basis of personal benefit improperly received by him. Section 2.02-1 also provides that a corporation shall indemnify directors and officers against reasonable expenses incurred in connection with a proceeding if they are wholly successful, on the merits or otherwise, in the defense of the proceeding.

        A determination whether to pay indemnity in any preceding may be made by a majority of a quorum of the board of directors, or a by committee of the board of directors appointed for such purpose, or by special legal counsel, or by a vote of the stockholders, but directors who are defendants or respondents in a proceeding may not vote on the matter.

        Section 2.02-1 also authorizes a corporation to purchase insurance on behalf of directors, officers and employees against liability asserted against them as a result of their capacities as such. Direct Wireless Communications, Inc. does not have any insurance on behalf of directors, officers or employees.

        We have been informed that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to our officers and directors or control persons pursuant to the provisions of the Texas Business Corporation Act, is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25:          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the costs and expenses to be paid in connection with the common stock being registered, all of which will be paid by Health Discovery Corporation (on behalf of itself and the selling stockholders) in connection with this offering. All amounts are estimates except for the registration fee.


          SEC Registration Fee ...................          $    2,464.60
          Legal and Accounting Fees and Expenses..          $   15,000.00
          Printing and filing ....................          $    1,500.00
          Miscellaneous ..........................          $      500.00
          Total ..................................          $   19,464.60



ITEM 26:          RECENT SALES OF UNREGISTERED SECURITIES


2003 PRIVATE PLACEMENT

        During 2003, the Company offered sale of restricted stock to qualified investors through a private placement offering. A total of 2,750,000 shares were sold for $.02 per share. The securities issued in the private placement were not registered under the Securities Act of 1933, as amended, and until they are registered the securities may not be offered or sold in the United States absent registration or the availability of an applicable exemption from registration. The shares were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. Based on the information provided by each of the investors, all investors qualify as accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended). The company filed a registration statement on September 15, 2003 and agreed that should the company, before September 15, 2005, propose for itself or any other person, the registration under the Act of any securities of the company on Form S-1, S-2 or S-3, the company shall include in any such Registration Statement and in any related underwriting agreements, if the qualified investors so requests, such securities of the investors.

PRIVATE PLACEMENT - ROUND 1

        From February through July 2004, the Company offered for sale shares of restricted stock to accredited investors through a private offering. The price of the restricted stock was $.10 per share. A total of 15,235,000 restricted common shares were issued to accredited investors for $1,499,900, net of issuance cost of $23,600. The issuance cost consisted of $22,400 in cash and 3,429 in common shares valued at $1,200, paid to consultants for assistance in selling the Company's common stock. The value of Company stock was based on a contractual agreement of $.35 per share. In addition, each purchaser of shares of common stock was granted a warrant to acquire an equal number of restricted common shares at a fixed price of $0.35 per share until February 2007. No portion of the proceeds was assigned to the value of the warrants because the exercise price of the warrant exceeded the market value of the underlying common stock on the date of purchase. We entered into purchase agreements with each of the investors, the form of which is attached as Exhibit 10.6. The securities issued in the private placement were not registered under the Securities Act of 1933, as amended, and until they are registered the securities may not be offered or sold in the United States absent registration or the availability of an applicable exemption from registration. The shares and the warrants, the form of which is attached as Exhibit 10.7, were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. Based on the information provided by each of the investors, all investors qualify as accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended).

PRIVATE PLACEMENT - ROUND 2

        From November 2004 through March 2005, the Company offered for sale shares of restricted stock to accredited investors through a private offering. The price of the restricted stock was $.16 per share. In addition, each purchaser of shares of common stock was granted a warrant to acquire an equal number of restricted common shares at a fixed price of $0.24 per share until December 2008. As of December 31, 2004, a total of 5,434,375 restricted common shares were sold to accredited investors for $695,761, net of issuance costs of $173,739. The issuance cost consisted of $128,950 in cash, 218,746 warrants, each entitling the holder to buy one share of the Company's common stock for $0.24 valued at $32,812 and 34,277 shares of common stock valued at $11,977 which was paid or accrued to consultants for assistance in selling the Company's common stock. We entered into purchase agreements with each of the investors, the form of which is attached as Exhibit 10.8. Under each agreement, the company agreed to use its best efforts to file a registration statement to register the shares of common stock and the shares underlying the warrants issued and sold to the investors by May 9, 2005, and to use its best efforts to cause the registration statement to be declared effective July 6, 2005.

        On March 10, 2005, the Company finalized a sale of shares of restricted common stock to accredited investors through a private offering. The price of the restricted stock was $.16 per share. In addition, each purchaser of the shares of common stock received a warrant to acquire an equal number of common shares at a fixed price of $0.24 per share until December 2008. No portion of the proceeds was assigned to the value of the warrants because the exercise price of the warrant exceeded the market value of the underlying common stock on the date of purchase. A total of 13,018,750 restricted common shares were sold to accredited investors for $1,798,944, net of issuance costs of $284,056. The issuance cost consisted of $157,000 in cash, 806,250 warrants, each entitling the holder to buy one share of the Company's common stock for $0.24 valued at $120,938, and 17,480 shares of common stock valued at $6,118 which was paid or accrued to consultants for assistance in selling the Company's common stock. The securities issued in the private placement were not registered under the Securities Act of 1933, as amended, and until they are registered the securities may not be offered or sold in the United States absent registration or the availability of an applicable exemption from registration. The shares and the warrants, the form of which is attached as Exhibit 10.9, were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. Based on the information provided by each of the investors, all investors qualify as accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended).

        On May 6, 2005 we acquired the remaining 7% of the SVM Patent Portfolio. The cost of the remaining interest consisted of a cash payment of $270,856, the issuance of promissory notes totaling $37,871 and convertible notes totaling $147,401. The convertible notes were converted by the holders immediately upon issuance in exchange for 867,065 shares of common stock.

        During 2005, the Company extended its fundraising efforts through the sale of common stock to accredited investors through a private placement. The price of the restricted stock was $.16 per share. In addition, each purchaser of stock shares was granted a warrant to acquire an equal number of restricted common shares at a fixed price of $0.24 per share until December 2008. No portion of the proceeds was assigned to the value of the warrants because the exercise price of the warrant exceeded the market value of the underlying common stock on the date of purchase. As of September 22, 2005, a total of 12,093,750 restricted common shares were sold to accredited investors for $1,818,294, net of issuance costs of $116,706. The issuance cost consisted of $70,300 in cash, 287,500 warrants, each entitling the holder to buy one share of common stock for $0.24 valued at $43,125, and 9,375 shares of common stock valued at $3,281, which was paid or accrued to consultants for assistance in selling the Company's common stock. The shares were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. Based on the information provided by each of the investors, all investors qualify as accredited investors.

        Under the Round 2 Private Placements, the Company agreed to use its best efforts to file a registration statement to register the shares of common stock and the shares underlying the warrants issued and sold to the investors by May 9, 2005, and to use its best efforts to cause the registration statement to be declared effective within 120 days of March 10, 2005. As a result of provisions in certain of the Round 2 Private Placement documents, on August 7 and September 6, 2005, 68,125 shares of the Company's common stock and 68,125 warrants to purchase the Company's common stock were issued to certain shareholders who acquired in the aggregate 6,812,500 shares in Round 2 Private Placement for each date as a result of the registration statement not becoming effective by such date. The shares were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. Based on the information provided by each of the investors, all investors qualify as accredited investors. The additional number of shares and warrants is based upon one percent of the number of shares and warrants purchased by such participants for each 30-day period beginning on the 121st day until the registration statement is declared effective. Beginning September 7, 2005, the number of shares and warrants to be issued will increase from one percent to two percent for each 30-day period until the registration statement is declared effective. In addition, certain shareholders who purchased 6,812,500 shares of the Company's common stock, have anti-dilution rights until the registration statement has been effective for 365 days. If the Company sells shares of the Company's common stock at a price less than $.16 per share or issues warrants to purchase the Company's common stock at an exercise price less than $.24 per share, certain shareholders will receive an amount of shares or warrants at no cost so that those shareholders have no diluted effect from the sales of common stock or warrant issuances. No expense is recorded upon the issuance of the additional shares.

SHARES ISSUED IN EXCHANGE FOR SERVICES

        During 2003, the Company issued 355,000 common stock shares to consultants and others for services. The shares were granted at the fair market value of the services provided. Total consulting expense of $26,150 was recorded for the issuance. The shares were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. Based on the information provided by each of the investors, all investors qualify as accredited investors.

        During 2004, the Company issued 222,372 common stock shares to consultants for services. The shares were granted at the fair market value of the services provided. Total consultant expense of $41,800 was recorded for the issuance. In addition, under a consulting agreement, the Company was obligated to issue an additional $60,000 of shares (amounting to 254,572 shares) to consultants at December 31, 2004. The expense is accrued for at December 31, 2004 in accrued expenses on the Company's balance sheet and a corresponding charge to consultant expense in the statement of operations. Warrants with a fair value of $117,000 were issued to consultants and others for services performed on behalf of the Company, and are included in the Statement of Changes in Stockholders' Equity. The shares were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. Based on the information provided by each of the investors, all investors qualify as accredited investors.

        The Company issued 200,000 shares of the Company's common stock in 2004 to two individuals who have agreed to serve on the Company's Scientific Advisory Committee. The market value of the shares at the time of issuance was $37,000 and was recorded as compensation expense in the statement of operations. The shares were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. Based on the information provided by each of the investors, all investors qualify as accredited investors. During 2005, the Company issued 1,197,620 common stock shares to consultants for services. The shares were granted at the fair market value of the services provided as determined by the consultants. Total consultant expense of $202,867 was recorded for the issuances in 2005. The shares were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. Based on the information provided by each of the investors, all investors qualify as accredited investors.



ITEM 27:               EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

FINANCIAL STATEMENT SCHEDULES

        All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

EXHIBITS


        The following exhibits are attached hereto or incorporated by reference herein (numbered to correspond to Item 601(a) of Regulation S-B, as promulgated by the Securities and Exchange Commission) and are filed as part of this Form SB-2:



3.1             Articles of Incorporation.  Registrant incorporates by reference
                Exhibit 3.1 to Registration Statement on Form SB-2, filed June 4, 2001.

3.1 (a) Articles of Amendment to Articles of Incorporation Registrant incorporates by reference Exhibit 2.2 to Form 10-QSB, filed November 14, 2001.

3.1(b) Articles of Amendment to Articles of Incorporation changing Registrant name from Direct Wireless Communications, Inc., to Health Discovery Corporation. Registrant incorporates by reference Exhibit 3.1 (b) to Form 10-KSB, filed March 3, 2004.

3.2 By-Laws. Registrant incorporates by reference Exhibit 3.2 to Registration Statement on Form SB-2, filed June 4, 2001.

4.1             Copy  of  Specimen  Certificate  for  shares  of  common  stock.
                Registrant incorporates by reference Exhibit 4.1 to Registration Statement on Form SB-2, filed June 4, 2001.

4.1 (b)         Copy  of  Specimen  Certificate  for  shares  of  common  stock.
                Registrant incorporates by reference Exhibit 4.1 (b) to Form 10-KSB, filed March 30, 2004.

4.2             Excerpt  from  By-Laws.  Registrant  incorporates  by  reference
                Exhibit 4.2 to Registration Statement on Form SB-2, filed June 4, 2001.

4.2(A) Corrected Article 3.02 of By-Laws. Registrant incorporates by reference Exhibit 4.2(A) to Amendment No. 2 to Registration Statement on Form SB-2, filed August 15, 2001.

4.3(a) Non Qualified stock option agreements dated October 30, 2003 between registrant and David Cooper. Registrant incorporates by reference Exhibit 4.3(a) to Form 10-KSB, filed March 30, 2004.

5.1             Opinion  of  Powell   Goldstein  LLP  on  the  legality  of  the
                securities being registered. +

5.2             Opinion  of  Powell   Goldstein  LLP  on  the  legality  of  the
                additional securities being registered.

10.1            Asset purchase  agreement between registrant dated September 15,
                2003  and  Barnhill  Group  LLC.   Registrant   incorporates  by
                reference Exhibit 10.2 to Form 10-KSB, filed March 30, 2004.

10.2 Asset purchase agreement between registrant dated December 30, 2003 and Fractal Genomics LLC. Registrant incorporates by reference Exhibit 10.3 to Form 10-KSB, filed March 30, 2004.

10.3            Employment   Agreement   with   Stephen   Barnhill.   Registrant
                incorporates by reference Exhibit 10.3 to Form 10-KSB, filed April 19, 2005. *

10.4 Employment Agreement with David Cooper. Registrant incorporates by reference Exhibit 10.4 to Form 10-KSB, filed April 19, 2005.
                *

10.5 Form of Asset Purchase agreement between the registrant and the sellers of the SVM Portfolio and related assets. Registrant incorporates by reference Exhibit 10.5 to Form 10-KSB, filed March 30, 2004.

10.6 Form of Securities Purchase Agreement. Registrant incorporates by reference Exhibit 10.6 to Form 10-KSB, filed April 19, 2005.

10.7            Form of Warrant.  Registrant  incorporates by reference  Exhibit
                10.7 to Form 10-KSB, filed April 19, 2005.

10.8 Form of Securities Purchase Agreement. Registrant incorporates by reference Exhibit 10.8 to Form 10-KSB, filed April 19, 2005.

10.9            Form of Warrant.  Registrant  incorporates by reference  Exhibit
                10.9 to Form 10-KSB, filed 4/19/2005.

23.1            Consent of Darilek & Butler, Certified Public Accountant.

23.2            Consent of Porter Keadle Moore, LLP

23.3 Consent of Powell Goldstein LLP (included in Exhibits 5.1 and 5.2 filed herewith).

* Management contract or compensatory agreement.
+ Previously filed.


ITEM 28:          UNDERTAKINGS

        (a) (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

        (iii) To include any additional or changed material information on the plan of distribution.

        (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Savannah, State of Georgia, on October 4, 2005.

                                      HEALTH DISCOVERY CORPORATION


                                      By:   /s/ Stephen D. Barnhill, M.D.,
                                            Chief Executive Officer
                                            -----------------------------------
                                            Stephen D. Barnhill, M.D.,
                                            Chief Executive Officer



        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


----------------------------- ---------------------------------- ---------------
Name                          Title                              Date
----------------------------- ---------------------------------- ---------------


/s/Stephen D. Barnhill M.D.   Chief Executive Officer, Chairman  October 4, 2005
---------------------------
Stephen D. Barnhill M.D.

----------------------------- ---------------------------------- ---------------


/s/Robert S. Braswell IV      Principal and Administrative       October 4, 2005
------------------------      Officer, Director
Robert S. Braswell IV


----------------------------- ---------------------------------- ---------------


/s/ David Cooper              President and Medical Director,    October 4, 2005
---------------               Director
David Cooper

----------------------------- ---------------------------------- ---------------

                                 EXHIBIT INDEX


Exhibit
No.             Description
-------         -----------

5.2             Opinion  of  Powell   Goldstein  LLP  on  the  legality  of  the
                additional securities being registered.

23.1            Consent of Darilek & Butler, Certified Public Accountant.

23.2            Consent of Porter Keadle Moore, LLP

                          Index to Financial Statements


Independent Auditors' Report..........................................F-2 & F-3

Audited Financial Statements................................................F-4

Notes to Audited Financial Statements.......................................F-8

Unaudited Interim Financial Statements.....................................F-19

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





To the Board of Directors and Stockholders
Health Discovery Corporation

We have audited the accompanying balance sheets of Health Discovery Corporation (a development stage corporation) (the "Company"), (formerly Direct Wireless Communications, Inc.) as of December 31, 2004 and 2003, and the related statements of operations, changes in stockholders' equity, and the cash flows for the years then ended and for the period from inception (April 6, 2001) to December 31, 2004, except that we did not audit the Company's financial statements for the period from inception (April 6, 2001) to December 31, 2002 which were audited by other auditors, whose report is dated February 25, 2003, who expressed an unqualified opinion on those statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note L to the financial statements, the Company is in the organization stage and has not fully commenced operations. The Company has suffered recurring losses from operations and negative working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note L. The financial statements do not include any adjustments relating to the recoverability of reported asset amounts or the amount of liabilities that might result from the outcome of this uncertainty.

As discussed in Note M, management engaged us to re-audit the financial statements of Health Discovery Corporation as of and for the year ended December 31, 2003. As a result of the audit certain 2003 adjustments were recorded by management. Accordingly, the 2004 financial statements were corrected to reflect these adjustments.



/s/ Porter Keadle Moore, LLP

Atlanta, Georgia
September 22, 2005

                           DARILEK, BUTLER & CO., P.C.
                         2702 N. Loop 1604 E., Suite 202
                            San Antonio, Texas 78232
                               210-979-0055 phone
                                210-979-0058 fax



                           INDEPENDENT AUDITORS'REPORT


The Board of Directors
Direct Wireless Communications, Inc.
San Antonio, Texas


We have audited the accompanying balance sheet of Direct Wireless Communications, Inc. (a Development Stage Company) as of December 31, 2002 and the related statements income and cash flows for the year ended December 31, 2002 and the period from inception (April 6, 2001) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Wireless Communications, Inc. as of December 31, 2002 and the results of its operations and its cash flows for the initial period then ended in conformity with accounting principles generally accepted in the United States of America, consistently applied.


"DARILEK, BUTLER & CO., P.C."

San Antonio, Texas

February 25, 2003

                                                HEALTH DISCOVERY CORPORATION
                                  (FORMERLY KNOWN AS DIRECT WIRELESS COMMUNICATIONS, INC.)
                                               (A DEVELOPMENT STAGE COMPANY)

                                                       BALANCE SHEETS

                                                 DECEMBER 31, 2004 AND 2003

                                                           ASSETS

                                                                                                      2004            2003
                                                                                                -----------    -----------
Current Assets
     Cash                                                                                       $   163,477    $    76,589
                                                                                                -----------    -----------

          Total Current Assets                                                                      163,477         76,589
                                                                                                -----------    -----------

Equipment, Less Accumulated Depreciation of $1,719                                                    6,371           --

Other Assets
     Patents, Less Accumulated Amortization of $166,438 and $23,831                               3,340,339      1,340,940
                                                                                                -----------    -----------
          Total Assets                                                                          $ 3,510,187    $ 1,417,529
                                                                                                ===========    ===========


                                            Liabilities and Stockholders' Equity

Current Liabilities
     Accounts Payable - Trade                                                                   $   234,685    $     5,587
     Accrued Liabilities                                                                            183,797          5,495
     Current Portion of Long-Term Debt                                                              697,491        250,000
                                                                                                -----------    -----------

          Total Current Liabilities                                                               1,115,973        261,082

Convertible Notes Payable                                                                         1,127,818           --
Long-Term Debt, Less Current Portion                                                                173,576        250,000
                                                                                                -----------    -----------

          Total Liabilities                                                                       2,417,367        511,082
                                                                                                -----------    -----------

Commitments and Contingencies

Stockholders' Equity
    Common Stock, No Par Value, 200,000,000 Shares Authorized
         Issued and Outstanding 78,767,464 and 66,576,128 Shares, Respectively                    3,788,442      2,092,742
         Paid for but Not Issued 5,434,375 Shares                                                   695,761           --
    Deficit Accumulated During Development Stage                                                 (3,391,383)    (1,186,295)
                                                                                                -----------    -----------

          Total Stockholders' Equity                                                              1,092,820        906,447
                                                                                                -----------    -----------

          Total Liabilities and Stockholders' Equity                                            $ 3,510,187    $ 1,417,529
                                                                                                ===========    ===========




See accompanying notes to financial statements and independent auditors' reports.

                                  HEALTH DISCOVERY CORPORATION
                    (FORMERLY KNOWN AS DIRECT WIRELESS COMMUNICATIONS, INC.)
                                 (A DEVELOPMENT STAGE COMPANY)

                                    STATEMENTS OF OPERATIONS

                         FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
           AND THE PERIOD FROM APRIL 6, 2001 (DATE OF INCEPTION) TO DECEMBER 31, 2004

                                                                                 April 6, 2001
                                                  Year Ended     Year Ended     (Inception) to
                                                 December 31,     December 31,   December 31,
                                                     2004             2003          2004
                                                 ------------    ------------    ------------
Revenues
     Capital Loss on Sale of Assets              $       --      $       --      $        (20)
     Dividend Income                                     --              --                64
     Miscellaneous Income                                  15              50             405
                                                 ------------    ------------    ------------

Total Revenues                                             15              50             449
                                                 ------------    ------------    ------------

Expenses
     Administrative Fees                                6,890          15,300          57,609
     Amortization                                     142,607          23,831         166,438
     License Fees                                       1,697          16,260         242,497
     Outside Services                                    --            76,625          80,841
     Professional and Consulting Fees                 830,835          57,270       1,472,432
     Compensation                                     862,560          80,667         943,227
     Other General and Administrative Expenses        360,514          37,509         428,788
                                                 ------------    ------------    ------------

          Total Expenses                            2,205,103         307,462       3,391,832
                                                 ------------    ------------    ------------

Net Loss                                         $ (2,205,088)   $   (307,412)   $ (3,391,383)
                                                 ============    ============    ============

Weighted Average Outstanding Shares                73,950,073      33,776,646      34,246,701

Loss Per Share                                   $       (.03)   $      (0.01)   $       (.09)





See accompanying notes to financial statements and independent auditors' reports.

                                                   HEALTH DISCOVERY CORPORATION
                                     (FORMERLY KNOWN AS DIRECT WIRELESS COMMUNICATIONS, INC.)
                                                   (A DEVELOPMENT STAGE COMPANY)

                                           STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                            FOR THE PERIOD FROM APRIL 6, 2001 (DATE OF INCEPTION) TO DECEMBER 31, 2004

                                                                        Common Stock
                                                -----------------------------------------------------    Deficit
                                                  Issued and Outstanding      Paid for but Not Issued  Accumulated
                                                -------------------------     -----------------------    During           Total
                                                                                                       Development     Stockholders'
                                                  Shares          Amount        Shares       Amount      Stage            Equity
                                                  ------          ------        ------       ------    -----------     ------------

Contributed Services                                 --      $    15,019          --     $      --     $      --      $    15,019
Stock Issued for Cash                           2,001,650        168,645          --            --            --          168,645
Stock Issued as a Dividend to
  Shareholders of
    Direct Wireless Corporation                10,138,975           --            --            --            --             --
  Stock Issued to Officers of
    Direct Wireless Corporation                 7,100,000           --            --            --            --             --
Stock Issued for Services                       2,213,995        315,496          --            --            --          315,496
Stock Held In Escrow                               77,500           --            --            --            --             --
Cash Received for Sale of
    Escrowed Shares                                22,500          9,335          --            --            --            9,335
Net Loss                                             --             --            --            --        (523,115)      (523,115)
                                               ----------    -----------     ---------   -----------   -----------    -----------

Balance - December 31, 2001                    21,554,620        508,495          --            --        (523,115)       (14,620)
Contributed Services                                 --           20,400          --            --            --            20,400
Stock Issued for Cash                             467,500         87,810          --            --            --           87,810
Stock Issued for Services                       3,598,444        248,100          --            --            --          248,100
Stock Held in Escrow                            3,179,500           --            --            --            --             --
Cash Received for Sale of
   Escrowed Shares                              1,020,500         24,280          --            --            --           24,280
Net Loss                                             --             --            --            --        (355,768)      (355,768)
                                               ----------    -----------     ---------   -----------   -----------    -----------

Balance - December 31, 2002                    29,820,564        889,085          --            --        (878,883)        10,202


Contributed Services                                 --           15,300          --            --            --           15,300
Stock Issued for Cash                           2,750,000         55,000          --            --            --           55,000
Stock Issued for Services                         355,000         26,150          --            --            --           26,150
Paid in Capital for
   Compensatory Options                              --           54,000          --            --            --           54,000
Stock Issued for Patents                       33,650,564        864,261          --            --            --          864,261
Stock Held in Escrow                           (3,257,000)          --            --            --            --             --
Cash Received for Sale of
    Escrowed Shares                             3,257,000        188,946          --            --            --          188,946
Net Loss                                             --             --            --            --        (307,412)      (307,412)
                                               ----------    -----------     ---------   -----------   -----------    -----------

Balance - December 31, 2003                    66,576,128      2,092,742          --            --      (1,186,295)       906,447


Stock Issued for Cash                          15,235,000      1,499,900          --            --            --        1,499,900
Stock Issued for Services                         422,372         78,800          --            --            --           78,800
Cancellation of Common Stock                   (3,466,036)          --            --            --            --             --
Paid in Capital for
   Compensatory Warrants                             --          117,000          --            --            --          117,000
Stock Paid for but Not Issued                        --             --       5,434,375       695,761          --          695,761
Net Loss                                             --             --            --            --      (2,205,088)    (2,205,088)
                                               ----------    -----------     ---------   -----------   -----------    -----------

Balance - December 31, 2004                    78,767,464    $ 3,788,442     5,434,375   $   695,761   $(3,391,383)   $ 1,092,820
                                               ==========    ===========     =========   ===========   ===========    ===========



See accompanying notes to financial statements and independent auditors' reports.


                                                    HEALTH DISCOVERY CORPORATION
                                      (FORMERLY KNOWN AS DIRECT WIRELESS COMMUNICATIONS, INC.)
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                       STATEMENTS OF CASH FLOWS

                                            FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                             AND THE PERIOD FROM APRIL 6, 2001 (DATE OF INCEPTION) TO DECEMBER 31, 2004


                                                                                                          From Inception
                                                                            Year Ended     Year Ended    (April 6, 2001)
                                                                            December 31,   December 31,  to December 31,
                                                                               2004           2003             2004
                                                                            -----------    -----------     -----------
Cash Flows From Operating Activities
Net Loss                                                                    $(2,205,088)   $  (307,412)    $(3,391,383)
Adjustments to Reconcile Net Loss to Net Cash
   Used by Operating Activities:
            Noncash Compensation                                                117,000         54,000         171,000
            Administrative Expenses Settled by Common Stock                        --           15,300          50,719
            Services Exchanged for Common Stock                                  78,800         26,150         668,546
            Depreciation and Amortization                                       144,326         23,831         168,157
            Increase in Accounts Payable - Trade                                229,098         15,710         234,685
            Increase in Accrued Liabilities                                     132,313          5,495         132,808
                                                                            -----------    -----------     -----------

         Net Cash Used by Operating Activities                               (1,503,551)      (166,926)     (1,965,468)
                                                                            -----------    -----------     -----------

Cash Flows From Investing Activities:
   Purchase of Equipment                                                         (8,090)          --            (8,090)
   Amounts Paid to Acquire Patents                                             (166,529)          (510)       (167,039)
                                                                            -----------    -----------     -----------

          Net Cash Used by Investing Activities                                (174,619)          (510)       (175,129)
                                                                            -----------    -----------     -----------

Cash Flows From Financing Activities:
   Repayments of Notes Payable                                                 (476,592)          --          (476,592)
   Proceeds from Sales of Common Stock, Net                                   2,241,650        243,946       2,780,666
                                                                            -----------    -----------     -----------

           Net Cash Provided by Financing Activities                          1,765,058        243,946       2,304,074
                                                                            -----------    -----------     -----------

Net Increase in Cash                                                             86,888         76,510         163,477

Cash, at Beginning of Period                                                     76,589             79            --
                                                                            -----------    -----------     -----------


Cash, at End of Period                                                      $   163,477    $    76,589     $   163,477
                                                                            ===========    ===========     ===========


Non-Cash Investing and Financing Transactions:
   Patents Purchased Using Debt                                             $ 1,975,477    $   500,000     $ 2,475,477
   Stock Issued for Professional and Consulting Services                    $    78,800    $    26,150     $   668,546
   Stock Issued for Patents                                                 $      --      $   864,261     $   864,261
   Non-cash Compensation Warrants                                           $   117,000    $      --       $   117,000
   Non-cash Stock Issuance Costs                                            $    45,989    $      --       $    45,989




See accompanying notes to financial statements and independent auditors' reports.

                          HEALTH DISCOVERY CORPORATION
            (FORMERLY KNOWN AS DIRECT WIRELESS COMMUNICATIONS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS AND DESCRIPTION OF DEVELOPMENT STAGE ACTIVITIES

Health Discovery Corporation (formerly known as Direct Wireless Communications, Inc.) (the "Company") has been in the development stage since the date of incorporation on April 6, 2001. The Company was primarily engaged in the activity of developing technology for a wireless telephone system until 2003, when it decided to abandon its efforts in the telecommunications industry and acquired new technologies in the biotechnology industry. During 2003, the Company acquired the assets of the Barnhill Group, LLC and Fractal Genomics, LLC in pursuit of its biotechnology focus as discussed in Note D. During 2004, the Company continued pursuit of its biotechnology focus by acquiring certain rights to patents and patent pending applications for certain machine learning tools used for diagnostic and drug discovery.


USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.
Significant estimates that are particularly suspectible to change in the near-term include the valuation of non-cash consideration for services and the recoverability of the patents.

PATENTS

Patents are amortized over their remaining legal lives, that range from 15 to 20 years, from the date they are acquired or approved. Legal costs directly associated with the patent acquisitions and the application process for new patents are capitalized when incurred and are being amortized over the remaining legal life of the related patent. If the applied for patents are abandoned or are not issued, the Company will expense the capitalized legal costs as an impairment charge.

The carrying value of patents is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. As of December 31, 2004, the Company does not believe there has been any impairment of its intangible assets.

INCOME TAXES

The Company accounts for income using the liability method. Deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income for the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations.

In the event the future tax consequences of differences between the financial reporting bases and tax bases of the Company's assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such assets is made. A valuation allowance is provided for the portion of the deferred tax asset whenit is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizabilty of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income and tax planning strategies.

                          HEALTH DISCOVERY CORPORATION
            (FORMERLY KNOWN AS DIRECT WIRELESS COMMUNICATIONS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

STOCK-BASED COMPENSATION

The Company accounts for its stock based compensation under the intrinsic value method prescribed in Accounting Principles Board (APB) No. 25, "Accounting for Stock Issued to Employees." Had the Company used the fair-value-based method of accounting for the stock option plan prescribed by SFAS No. 123 and charged compensation expense against income over the vesting period based on the fair value of options at the date of grant, net loss and loss per share for the years ended December 31, 2004 and 2003:

                                                                             From Inception
                                                                             (April 6, 2001
                                                                               to December
                                                   2004           2003         31, 2004)
                                                -----------    -----------    -----------

     Net loss as reported                       $(2,205,088)   $  (307,412)   $(3,391,383)
     Deduct: Stock-based Expense
           Determined Under Fair Value Based
           Method for:
                 Employee Stock Options             (32,000)       (60,000)       (92,000)
                                                -----------    -----------    -----------

     Proforma Net Loss                          $(2,237,088)   $  (367,412)   $(3,483,383)
                                                ===========    ===========    ===========


     Stock-based Expense Included in Net Loss   $   195,800    $    80,150    $   275,950
                                                ===========    ===========    ===========

     Loss Per Share:

           Basic - As Reported                  $      (.03)   $      (.01)   $      (.09)

           Basic - Proforma                     $      (.03)   $      (.01)   $      (.09)

There were no options granted in 2004.

Stock-based expense included in the 2004 net loss includes $117,000 in compensatory warrants and $78,800 in stock issued to consultants for services. Stock-based expense in the 2003 net loss includes $80,150 in compensatory options. No stock-based expense was incurred in 2002 or 2001.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash, accounts payable, accrued expenses and long-term debt. Pursuant to SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," the Company is required to estimate the fair value of all financial instruments at the balance sheet date. The Company considers the carrying values of its financial instruments in the financial statements to approximate their fair value.

                          HEALTH DISCOVERY CORPORATION
            (FORMERLY KNOWN AS DIRECT WIRELESS COMMUNICATIONS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

NET LOSS PER SHARE

Basic Earnings Per Share ("EPS") includes no dilution and is computed by dividing income or loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could share in the earnings or losses of the entity. Due to the net loss in all periods presented, the calculation of diluted per share amounts would result in an anti-dilutive result and therefore is not presented. Potentially dilutive shares at December 31, 2004 and 2003 include the following:

                                   2004            2003
                                ----------     ----------

          Stock options          3,000,000      5,500,000
          Warrants               6,134,375           --
          Convertible notes      6,634,224           --
                                ----------     ----------

                                15,768,599      5,500,000
                                ==========      =========


Subsequent to December 31, 2004, the Company sold or otherwise issued an additional 25,180,625 shares of restricted common stock as described in Note K. Each of those shares had an associated warrant that would have been a potentially dilutive share.

ISSUANCE OF EQUITY INSTRUMENTS FOR NON-CASH CONSIDERATION

All issuances of the Company's equity instruments for non-cash consideration, which primarily pertain to services rendered by consultants and others, have been assigned a per share amount equaling either the market value of the shares issued or the value of consideration received, whichever is more readily determinable.

CONCENTRATIONS OF CREDIT RISK

The Company maintains its cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. From time-to-time, the Company's cash balances exceed the amount insured by the FDIC. Management believes the risk of loss of cash balances in excess of the insured limit to be low. At December 31, 2004, all individual cash balances at financial institutions were less than $100,000.


RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-Monetary Assets", an amendment of APB Opinion 29, " Accounting for Non-Monetary Transactions." The amendments made by SFAS No. 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replaces it with a broader exception for exchanges of non-monetary assets that do not have "commercial substance." The provisions in SFAS

No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted, and companies must apply the standard prospectively. The Company adopted this statement on January 1, 2005. The adoption of the statement should not cause a significant change in the current manner in which the Company accounts for its exchanges of non-monetary assets.

The FASB has issued SFAS No. 123(R), "Share-Based Payment." The new rule requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. This statement precludes the recognition of compensation expense under APB Opinion No. 25's intrinsic value method. The Company will be required to apply SFAS No. 123(R) beginning January 1, 2006. The Company does not believe that the impact of SFAS No. 123(R) will be materially different from the amounts presented in the pro forma disclosures.

                          HEALTH DISCOVERY CORPORATION
            (FORMERLY KNOWN AS DIRECT WIRELESS COMMUNICATIONS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

NOTE B - RELATED PARTY TRANSACTIONS

Direct Wireless Corporation provided office space and administrative services to the Company until September 30, 2003. The estimated value for the services provided totaled $50,719 since inception and is recorded as contributed administrative services in the accompanying financial statements.

As a result of the agreements between Barnhill, LLC and Fractal Genomics, LLC, the Company's Chief Executive Officer receives 49% of each note payment, or $30,625 plus interest per payment, made to Fractal Genomics, LLC from Health Discovery Corporation that is more fully described in Note D.

As of September 15, 2005, the Company has agreed to lease a new location to be used as the principle executive office from a company owned by the wife of the Company's Chief Executive Officer. The term of the new principle executive office space will be month-to-month and the rent expense associated with this lease will be $1,036 per month. Prior to September 15, 2005, the Company had been leasing its principle executive office space from a company owned by the wife of the Company's Chief Executive Officer and its term was month-to-month. Rent expense associated with this lease was $838 per month. Rent expense under this lease arrangement amounted to approximately $10,000 in 2004. There was no rent expense related to this lease in 2003 and prior years.

NOTE C - PATENTS

The Company has acquired a group of patents related to biotechnology and certain machine learning tools used for diagnostic and drug discovery. Additionally, legal costs associated with patent acquisitions and the application process are also capitalized as a part of patents. The Company has recorded $3,364,156 and $1,364,757 in patents and patent related costs, net of accumulated amortization, at December 31, 2004 and 2003.

Amortization charged to operations for the years ended December 31, 2004 and 2003 and from the period from April 6, 2001 (date of inception) to December 31, 2004, was $142,607, $23,831 and $166,438, respectively. The weighted average amortization period for patents is 15 years. Estimated amortization expense for the next five years is $228,500 per year.

NOTE D - ACQUISITIONS

On August 26, 2003, the Company acquired the assets of Barnhill Group, LLC, which consisted of patents and related rights, through the issuance of 29,825,564 common shares of the Company (then known as Direct Wireless Communications, Inc.). The purchase of Barnhill Group, LLC's assets was recorded at $596,511, which was the market value of the shares issued at the date of acquisition.

On September 30, 2003, the Company acquired the patents, patent rights, all pending intellectual property of Fractal Genomics, LLC through the issuance of 3,825,000 common shares of the Company (then known as Direct Wireless Communications, Inc.). The purchase of Fractal Genomics, LLC's assets was recorded at $767,750, which was the market value of the shares issued at the date of acquisition plus the amount of the note.

On July 30, 2004, the Company acquired certain rights to patents and patents pending applications for certain machine learning tools used for diagnostic and drug discovery. The rights to these assets were purchased from unrelated third parties for a combination of non-interest bearing notes payable and interest bearing notes payable that are convertible to common stock. Under the non-interest bearing note payable, an initial cash payment of $175,394 was paid to the sellers on December 30, 2004 and four additional payments of $175,394 will be made four months from the date of the initial payment and every fourth month thereafter until $876,970 has been paid. The Company has imputed interest on the non-interest bearing note payments using a rate of 3.16 %, which resulted in a liability that amounts to $847,659. For the interest bearing notes payable that are convertible to common stock, the sellers received notes payable amounting to $1,127,818 that bear interest at 3.16 % and are convertible into 6,634,221 shares of common stock (at $.17 per share) until maturity on July 28, 2009. The agreements place certain limitations on the selling of the common stock shares during certain periods after conversion. The purchase of these patents and patents pending applications was recorded at $1,975,477, which was the estimated present value of the notes issued at the date of acquisition.

                          HEALTH DISCOVERY CORPORATION
            (FORMERLY KNOWN AS DIRECT WIRELESS COMMUNICATIONS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED


NOTE D - ACQUISITIONS, CONTINUED

On May 6, 2005 the Company acquired the remaining interest in a portfolio of patents from a group of unrelated third parties. The cost of the remaining interest consisted of a cash payment of $270,856; the issuance of promissory notes totaling $37,871 and convertible notes totaling $147,401. The convertible notes were converted by the holders immediately upon issuance in exchange for 867,065 shares of common stock.

The entire purchase price for each of these acquisitions was assigned to the acquired patents since no other net assets were acquired and the patents were the sole interest of the acquirer.

NOTE E - LICENSE FEES EXPENSE-LICENSE AGREEMENT

Effective April 30, 2001, the Company entered into a license agreement with Direct Wireless Corporation. The Company had agreed to pay $10,000,000 under the terms of the license agreement as the Company gains money from the sale or sales of sub-licenses for the United States. The Company had also agreed to pay a percentage of all fees collected from licensed products to Direct Wireless under the terms of the agreement.

As a result of the acquisition of Barnhill Group, LLC and the change in the strategic direction of the Company, the license agreement was canceled in 2003.

Effective September 26, 2004, the Company was assigned a patent license agreement with Lucent Technologies GRL Corporation ("Lucent"). The patent license agreement was associated with the patents acquired July 30, 2004. The Company agreed to pay royalty fees to Lucent in the amount of the greater of an annual fee of $10,000 or at the rate of five percent (5%) on each licensed product which is sold, leased, or put into use by the Company, until cumulative royalties equal $40,000 and at the rate of one percent (1%) subsequently. The license granted will continue for the entire unexpired term of Lucent's patents. On August 30, 2004, the Company paid approximately $20,000 in royalty fees to Lucent. Total fees of $18,886 were capitalized as part of the acqusition cost of the patents acquired, the balance of $1667 was expensed as a license fee.

NOTE F - INCOME TAXES

The Company's effective tax rate differs from the federal and state statutory rates due to the valuation allowance recorded for the deferred tax asset due. An allowance has been provided for by the Company which reduced the tax benefits accrued by the Company for its net operating losses and other deferred tax attributes to zero, as management cannot determine when, or if, the tax benefits derived from these operating losses and other deferred tax attributes will materialize. At December 31, 2004, the Company had net operating loss carry forwards totaling approximately $3,300,000, which will expire in various years beginning in 2021.

NOTE G - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

Notes payable consist of the following:                                                         2004          2003
                                                                                             ---------      ---------
   Note payable to individuals, bearing interest at 6% payable in quarterly installments
      of  $62,500 with a final payment due on October 1, 2005                                $ 187,500      $ 500,000

   Notes payable to individuals, with imputed interest computed at 3.16 % with
      installments due every fourth month with a final payment due February 28, 2006           683,567           --
                                                                                             ---------      ---------
                                                                                               871,067        500,000

   Less current maturities                                                                    (697,491)      (250,000)
                                                                                             ---------      ---------
                                                                                             $ 173,576      $ 250,000
                                                                                             =========      =========


Convertible notes in an aggregate amount of $1,127,818 mature on July 28, 2009, and may be converted at the election of the noteholders until that time into shares of the Company's Common Stock at $.17 per share. A total of 6,634,224 shares may be issued upon the conversion of the notes. In addition, the noteholders are further limited to not sell more than 10% of such holder's shares in any calendar quarter after the minimum holding period has expired. The convertible notes bear interest at a rate of 3.16%.

                          HEALTH DISCOVERY CORPORATION
            (FORMERLY KNOWN AS DIRECT WIRELESS COMMUNICATIONS, INC.)

                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED



NOTE G - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE, CONTINUED

All of the Company's debt is collateralized by specific patents in the Company's patent portfolio.

During 2005, certain convertible note holders elected to convert their debt to shares of the Company's stock. The conversion reduced the debt by $609,576 in exchange for 3,585,741 shares of common stock.

NOTE H - COMMITMENTS

Certain security purchase agreements, as discussed in note K, may obligate the Company to issue additional shares and warrants to purchase the Company's common stock.

The Company has entered into employment agreements with its Chief Executive Officer, President and Chief Medical Officer and the Director of Operations. The employment agreement with the Company's Chief Executive Officer is for a term of five years beginning September 15, 2003. The employment agreement with the Company's President and Chief Medical Officer will continue until terminated, which can occur at any time by notice, provided that the Company's President and Chief Medical Officer will not terminate his employment upon less than sixty
(60) days' prior written notice. The agreements provide for base salaries and other perquisites commensurate with their employment.

The employment agreement with the Company's Director of Operations commenced on June 16, 2004 and ended on August 1, 2005, when the parties elected to terminate the agreement.

As of December 31, 2004, the Company contractually agreed to issue upon the fulfillment of certain conditions 200,000 shares of common stock and 700,000 warrants to purchase the Company's common stock at an exercise price of $.01 per share to members of the Company's Scientific Advisory Board for services performed. In addition, the Company contractually agreed to issue upon the fulfillment of certain conditions 500,000 warrants to purchase the Company's common stock at an exercise price of $.01 per share to a consultant for services performed. Warrants to purchase 200,000 shares vested in 2004 and the remaining 1,000,000 vest during 2005 and 2006. The shares vested in 2004. The Company has issued or will issue the contractually agreed shares upon the fulfillment of certain conditions as they are satisfied in 2005 and 2006.

In 2005, the Company committed to issue an additional 200,000 shares of common stock and 300,000 warrants to purchase the Company's common stock at an exercise price of $.01 per share to members of the Company's Scientific Advisory Board for services performed. All of the committed shares and warrants vest in 2006 and will be issued upon vesting.

NOTE I - STOCK OPTIONS

On October 30, 2003, the Company approved 8,000,000 shares of common stock to be reserved solely for issuance and delivery upon the exercise of option grants.

At December 31, 2004 and 2003, the Company has options to purchase 3,000,000 shares of common stock outstanding as follows:

                          HEALTH DISCOVERY CORPORATION
            (FORMERLY KNOWN AS DIRECT WIRELESS COMMUNICATIONS, INC.)

                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

NOTE I - STOCK OPTIONS, CONTINUED

                                    NUMBER OF     EXERCISE
   2004           GRANT DATE          SHARES        PRICE     VESTING
   ----           ----------          ------        -----
                  October 2003         600,000       $ .01  October 2003
                  October 2003       2,400,000       $ .10  400,000 shares each in November 2004, 2005 and 2006 with the remaining based on performance.

                                    NUMBER OF     EXERCISE
   2003           GRANT DATE          SHARES        PRICE     VESTING
   ----           ----------          ------        -----

                  October 2003       1,900,000       $ .10  400,004 shares in November 2004, 400,000 shares each in
                                                            November 2005 and 2006 with the remaining based on
                                                            performance.
                  October 2003         600,000       $ .01  October 2003
                  October 2003         600,000       $ .01  October 2003
                  October 2003       2,400,000       $ .10  400,000 shares each in November 2004, 2005 and 2006 with the remaining based on performance.


These options were awarded to an employee of the Company and expire in October 2013.

The following schedule summarizes stock option activity for the period from April 6, 2001 (date of inception) to December 31, 2004:

                                                                 Number of Stock         Weighted-Average
                                                                     OPTIONS              EXERCISE PRICE
                                                                     -------              --------------
                 Granted - 2003                                      5,500,000               $ .08
                 Forfeited - 2004                                   (2,500,000)              $ .08
                                                                    ----------

                 Outstanding at December 31, 2004                    3,000,000               $ .08
                                                                     =========


A former employee forfeited 2,500,000 during 2004. There were 1,200,000 options with a weighted average exercise price of $.06 exercisable at December 31, 2004. The weighted average remaining life of the options is 8 years.

The estimated weighted average fair value of options granted during 2003 was $.08 per share. The fair value of options granted under the Company's fixed stock option plan during 2003 was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: expected dividend yield of 0%, expected volatility of 80%;
weighted average risk-free interest rate of 4.30% and an expected weighted average life of ten years.

                          HEALTH DISCOVERY CORPORATION

            (FORMERLY KNOWN AS DIRECT WIRELESS COMMUNICATIONS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED


NOTE J - WARRANTS

There were no warrants outstanding at December 31, 2003. Information about warrants outstanding at December 31, 2004 is summarized below:

                                                        APPROXIMATE WEIGHTED-
                                        NUMBER            AVERAGE REMAINING
         EXERCISE PRICES             OUTSTANDING        CONTRACTUAL LIFE (YEARS)
         ---------------              ------------      ------------------------
               $.01                     100,000                    1
               $.08                     600,000                    2
               $.24                   5,434,375                    4
               $.35                  15,235,000                    2
               $.24                     218,746                    4

The $.01 and $.08 warrants were issued to consultants and others for services rendered on behalf of the Company and are currently exercisable. Amounts related to these warrants have been included in Paid in Capital for Compensatory Warrants in the Statement of Changes in Stockholders' Equity.

The $.35 Warrants were issued in conjunction with Round 1 Private Placement described in Note J. The $.24 Warrants relate to the Round 2 Private Placement. While the funds have been received for the Round 2 Private Placement, the shares and the related warrants have not been issued. In addition to the Warrants listed above, the Company has committed to issue consultants 218,746 Warrants for assistance in selling the Company's common stock. During 2005, all of these shares and Warrants have been issued.

The Company has ascribed no value to the Warrants associated with the Private Placements that are described in Note K.

During 2005, the Company issued 1,000,000 warrants to consultants for services rendered on behalf of the Company and are currently exercisable. The exercise prices are $.20 per share for 500,000 of the warrants and $.22 per share for 500,000 warrants. The Company recorded $120,000 of consulting expense upon issuance of the warrants.

NOTE K - STOCKHOLDERS' EQUITY

2003 PRIVATE PLACEMENT

During 2003, the Company offered sale of restricted stock to qualified investors through a private placement offering. A total of 2,750,000 shares were sold for $.02 per share.

2003 SALE OF ESCROW SHARES

During 2003, the Company received proceeds of $188,946 from the sale of 3,257,000 shares of common stock.

2003 STOCK ISSUED IN ACQUISITIONS

As discussed in Note D, the Company issued 33,560,564 shares of common stock in connection with the acquisition of the assets of the Barnhill Group LLC and Fractal Genomics, LLC. The shares were valued at $864,261 based on quoted market prices.

                          HEALTH DISCOVERY CORPORATION
            (FORMERLY KNOWN AS DIRECT WIRELESS COMMUNICATIONS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

NOTE K - STOCKHOLDERS' EQUITY, CONTINUED

PRIVATE PLACEMENT - ROUND 1

From February through July 2004, the Company offered for sale shares of restricted stock to accredited investors through a private offering. The price of the restricted stock was $.10 per share. A total of 15,235,000 restricted common shares were issued to accredited investors for $1,499,900, net of issuance cost of $23,600. The issuance cost consisted of $22,400 in cash and 3,429 in common shares valued at $1,200, paid to consultants for assistance in selling the Company's common stock. The value of Company stock was based on a contractual agreement of $.35 per share. In addition, each purchaser of shares of common stock was granted a warrant to acquire an equal number of restricted common shares at a fixed price of $0.35 per share until February 2007. No portion of the proceeds was assigned to the value of the warrants because the exercise price of the warrant exceeded the market value of the underlying common stock on the date of purchase.

PRIVATE PLACEMENT - ROUND 2

From November 2004 through March 2005, the Company offered for sale shares of restricted stock to accredited investors through a private offering. The price of the restricted stock was $.16 per share. In addition, each purchaser of shares of common stock was granted a warrant to acquire an equal number of restricted common shares at a fixed price of $0.24 per share until December 2008. No portion of the proceeds were assigned to the value of the warrants because the exercise price of the warrant exceeded the market value of the underlying common stock on the date of purchase. As of December 31, 2004, a total of 5,434,375 restricted common shares were sold to accredited investors for $695,761, net of issuance costs of $173,739. The issuance cost consisted of $128,950 in cash, 218,746 warrants, each entitling the holder to buy one share of the Company's common stock for $0.24 valued at $32,812 and 34,277 shares of common stock valued at $11,977 which was paid or accrued to consultants for assistance in selling the Company's common stock As of December 31, 2004, the common shares and related warrants had not been issued to the purchasers and are recorded as common shares purchased and not issued on the Company's balance sheet. The value of Company stock was derived based on a contractual arrangement of $.35 per share. The values of the warrants were calculated using the Black-Scholes option-pricing model.


On March 10, 2005, the Company finalized a sale of shares of restricted common stock to accredited investors through a private offering. The price of the restricted stock was $.16 per share. In addition, each purchaser of the shares of common stock received a warrant to acquire an equal number of common shares at a fixed price of $0.24 per share until December 2008. No portion of the proceeds was assigned to the value of the warrants because the exercise price of the warrant exceeded the market value of the underlying common stock on the date of purchase. A total of 13,018,750 restricted common shares were sold to accredited investors for $1,798,944, net of issuance costs of $284,056. The issuance cost consisted of $157,000 in cash, 806,250 warrants, each entitling the holder to buy one share of the Company's common stock for $0.24 valued at $120,938, and 17,480 shares of common stock valued at $6,118 which was paid or accrued to consultants for assistance in selling the Company's common stock. The value of Company stock was derived based on a contractual arrangement of $.35 per share. The values of the warrants were calculated using the Black-Scholes option-pricing model.

                          HEALTH DISCOVERY CORPORATION
            (FORMERLY KNOWN AS DIRECT WIRELESS COMMUNICATIONS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

NOTE K- STOCKHOLDERS' EQUITY, CONTINUED

PRIVATE PLACEMENT - ROUND 2, CONTINUED

During 2005, the Company extended its fundraising efforts through the sale of common stock to accredited investors through a private placement. The price of the restricted stock was $.16 per share. In addition, each purchaser of stock shares was granted a warrant to acquire an equal number of restricted common shares at a fixed price of $0.24 per share until December 2008. No portion of the proceeds was assigned to the value of the warrants because the exercise price of the warrant exceeded the market value of the underlying common stock on the date of purchase. As of September 22, 2005, a total of 12,093,750 restricted common shares were sold to accredited investors for $1,818,294, net of issuance costs of $116,706. The issuance cost consisted of $70,300 in cash, 287,500 warrants, each entitling the holder to buy one share of common stock for $0.24 valued at $43,125, and 9,375 shares of common stock valued at $3,281, which was paid or accrued to consultants for assistance in selling the Company's common stock. The value of Company stock was derived based on a contractual arrangement of $.35 per share. The values of the warrants were calculated using the Black-Scholes option-pricing model.

Under the Round 2 Private Placements, the Company agreed to use its best efforts to file a registration statement to register the shares of common stock and the shares underlying the warrants issued and sold to the investors by May 9, 2005, and to use its best efforts to cause the registration statement to be declared effective within 120 days of March 10, 2005. As a result of provisions in certain of the Round 2 Private Placement documents, on August 7 and September 6, 2005, 68,125 shares of the Company's common stock and 68,125 warrants to purchase the Company's common stock were issued to certain shareholders who acquired in the aggregate 6,812,500 shares in Round 2 Private Placement for each date as a result of the registration statement not becoming effective by such date. The additional number of shares and warrants is based upon one percent of the number of shares and warrants purchased by such participants for each 30-day period beginning on the 121st day until the registration statement is declared effective. Beginning September 7, 2005, the number of shares and warrants to be issued will increase from one percent to two percent for each 30-day period until the registration statement is declared effective. In addition, certain shareholders who purchased 6,812,500 shares of the Company's common stock, have anti-dilution rights until the registration statement has been effective for 365 days. If the Company sells shares of the Company's common stock at a price less than $.16 per share or issues warrants to purchase the Company's common stock at an exercise price less than $.24 per share, certain shareholders will receive an amount of shares or warrants at no cost so that those shareholders have no diluted effect from the sales of common stock or warrant issuances. No expense is recorded upon the issuance of the additional shares.

SHARES ISSUED IN EXCHANGE FOR SERVICES

During 2003, the Company issued 355,000 common stock shares to consultants and others for services. The shares were granted at the fair market value of the services provided. Total consulting expense of $26,150 was recorded for the issuance.

During 2004, the Company issued 222,372 common stock shares to consultants for services. The shares were granted at the fair market value of the services provided. Total consultant expense of $41,800 was recorded for the issuance. In addition, under a consulting agreement, the Company was obligated to issue an additional $60,000 of shares (amounting to 254,572 shares) to consultants at December 31, 2004. The expense is accrued for at December 31, 2004 in accrued expenses on the Company's balance sheet and a corresponding charge to consultant expense in the statement of operations. Warrants with a fair value of $117,000 were issued to consultants and others for services performed on behalf of the Company, and are included in the Statement of Changes in Stockholders' Equity.

The Company issued 200,000 shares of the Company's common stock in 2004 to two individuals who have agreed to serve on the Company's Scientific Advisory Committee. The market value of the shares at the time of issuance was $37,000 and was recorded as compensation expense in the statement of operations.

During 2005, the Company issued 1,197,620 common stock shares to consultants for services. The shares were granted at the fair market value of the services provided as determined by the consultants. Total consultant expense of $202,867 was recorded for the issuances in 2005.

                          HEALTH DISCOVERY CORPORATION
            (FORMERLY KNOWN AS DIRECT WIRELESS COMMUNICATIONS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED



NOTE K- STOCKHOLDERS' EQUITY, CONTINUED

STOCK CANCELLATION

During 2004, certain officers and former officers and former directors of the Company surrendered 3,466,036 shares of the Company's common stock because the issuance of the shares was not properly authorized. The shares were immediately cancelled, and the Company gave no consideration for these shares.

NOTE L - GOING CONCERN

The accompanying financial statements have been prepared in conformity with principles of accounting applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. No operating revenue has been derived since inception, and the Company has not yet generated sufficient working capital to support its operations. The Company's ability to continue as a going concern is dependent, among other things, on its ability to reduce certain costs, obtain new contracts and additional financing and eventually, attain a profitable level of operations.

The Company has recently entered into joint ventures with several leading medical schools and research facilities. Additionally, validation testing is currently being performed on several of the Company's discoveries. Assuming that the testing confirms the initial discoveries, the Company plans to market the discoveries. In addition, the Company plans to license the technology underlying several of its patents and to provide supporting services related to the application of such technology. Based on these developments, management believes revenue generation will commence in the near-term. As noted in Note K, the Company raised additional capital subsequent to December 31, 2004 and may from time-to-time, raise additional capital.

NOTE M - PREVIOUSLY ISSUED 2004 AUDITED FINANCIAL STATEMENTS

During 2005, the Company engaged an accounting firm to re-audit the Company's 2003 financial statements. As a result of the audit, management recorded two adjustments to the 2003 financial statements. The first adjustment, which amounted to $23,817, was made to record amortization expense for certain patents that were acquired in 2003. The second adjustment, which amounted to $54,000, was made to record compensation expense for a stock option grant that was granted at an exercise price less than the fair market value of the Company's stock at the time of grant. The impact on the 2004 financial statements, which were previously issued with a report dated April 17, 2005, is as follows:

                                             PRIOR TO          AFTER
                                           RESTATEMENT      RESTATEMENT


                 Patents                      $3,364,156      $3,340,339
                 Common Stock                  3,734,442       3,788,442
                 Accumulated Deficit          (3,313,566)     (3,391,383)
                 Net Loss                     (2,205,088)     (2,205,088)

                          HEALTH DISCOVERY CORPORATION
            (FORMERLY KNOWN AS DIRECT WIRELESS COMMUNICATIONS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                                   (UNAUDITED)

                                  JUNE 30, 2005


ASSETS
   Current Assets
        Cash                                                       $   514,625
        Employee Advances                                               11,216
        Prepaid Expenses                                                18,462
                                                                   -----------

             Total Current Assets                                      544,303
                                                                   -----------

   Equipment, Less Accumulated Depreciation of $3,842                   10,129

   Other Assets
        Patents, Less Accumulated Amortization of $286,034           3,699,752
                                                                   -----------

             Total Assets                                          $ 4,254,184
                                                                   ===========

   LIABILITIES AND STOCKHOLDERS' EQUITY

   Current Liabilities
        Accounts Payable - Trade                                   $   284,852
        Accrued Liabilities                                            292,887
        Current Portion of Long-Term Debt                              615,659
                                                                   -----------

             Total Current Liabilities                               1,193,398
                                                                   -----------

   Convertible Notes Payable                                           865,603
                                                                   -----------

             Total Liabilities                                       2,059,001
                                                                   -----------

   Commitments and Contingencies

   Stockholders' Equity
       Common Stock, No Par Value, 200,000,000 Shares Authorized
          Issued and Outstanding 100,883,964 Shares                  6,972,865
          Paid for but not Issued 2,875,000 Shares                     370,625
       Deficit Accumulated During Development Stage                 (5,148,307)
                                                                   -----------

             Total Stockholders' Equity                              2,195,183
                                                                   -----------

             Total Liabilities and Stockholders' Equity            $ 4,254,184
                                                                   ===========

                                                  HEALTH DISCOVERY CORPORATION
                                    (FORMERLY KNOWN AS DIRECT WIRELESS COMMUNICATIONS, INC.)
                                                 (A DEVELOPMENT STAGE COMPANY)

                                                    STATEMENTS OF OPERATIONS

                                                          (UNAUDITED)

                                   FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                             AND THE PERIOD FROM APRIL 6, 2001 (DATE OF INCEPTION) TO JUNE 30, 2005




                                                Three Months      Three Months    Six Months      Six Months     April 6, 2001
                                                   Ended             Ended           Ended          Ended       (Inception) to
                                                  June 30,          June 30,       June 30,        June 30,        June 30,
                                                    2005              2004           2005            2004            2005
                                                ------------        --------      ----------        --------      ----------
   Revenues
        Capital Gain (Loss) on Sale of Assets   $       --              --              --              --               (20)
        Dividend Income                                 --              --              --              --                64
        Miscellaneous Income                            --                14            --                14             405
                                                ------------        --------      ----------        --------      ----------

   Total Revenues                                       --                14            --                14             449
                                                ============        ========      ==========        ========      ==========

   Expenses
        Administrative Fees                            6,506           2,896           7,456           2,896          65,065
      Amortization                                    62,778               8         119,597              17         286,035
        License Fees                                    --              --                30              30         242,527
        Outside Services                               3,000          10,560           3,000          10,560          83,841
        Professional and Consulting Fees             384,057         127,230         832,099         161,042       2,358,531
        Compensation                                 169,612         192,833         369,155         359,166       1,258,382
        Other General and Administrative             203,051          99,314         425,587         168,423         854,375
                                                ------------        --------      ----------        --------      ----------

   Expenses

             Total Expenses                          829,004         432,841       1,756,924         702,134       5,148,756
                                                ------------        --------      ----------        --------      ----------

   Net Loss                                     $   (829,004)       (432,827)     (1,756,924)       (702,120)     (5,148,307)
                                                ============        ========      ==========        ========      ==========



   Average Outstanding Shares                     99,826,460      72,392,795       92,531,807      69,484,401      41,104,262


   Loss Per Share                               $       (.01)           (.01)           (.02)           (.01)           (.13)


                                        HEALTH DISCOVERY CORPORATION
                          (FORMERLY KNOWN AS DIRECT WIRELESS COMMUNICATIONS, INC.)
                                       (A DEVELOPMENT STAGE COMPANY)

                                          STATEMENTS OF CASH FLOWS

                                                (UNAUDITED)

                              FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                   AND THE PERIOD FROM APRIL 6, 2001 (DATE OF INCEPTION) TO JUNE 30, 2005


                                                              Six Months     Six Months     From Inception
                                                                 Ended         Ended      (April 6, 2001)
                                                               June 30,       June 30,      to June 30,
                                                                 2005           2004           2005
                                                              -----------    -----------    -----------
   Cash Flows From Operating Activities
   Net Loss                                                   $(1,756,924)      (702,120)    (5,148,307)
   Adjustments to Reconcile Net Loss to Net Cash
     Used by Operating Activities:
        Noncash Compensation                                         --             --          171,000
        Administrative Expenses Settled by Common Stock              --             --           50,719
        Services Exchanged for Common Stock                       178,876           --          847,422
        Depreciation and Amortization                             121,720            450        289,877
        Increase in Employee Advances                             (11,216)          --          (11,216)
        Increase in Prepaid Expenses                              (18,462)          --          (18,462)
        Decrease (Increase) in Accounts Payable - Trade            43,042         30,786        284,852
        Increase in Accrued Liabilities                            28,510         17,728        154,193
                                                              -----------    -----------    -----------

               Net Cash Used by Operating Activities           (1,414,454)      (653,156)    (3,379,922)
                                                              -----------    -----------    -----------

   Cash Flows From Investing Activities
        Purchase of Equipment                                      (5,881)        (5,196)       (13,971)
        Amounts Paid to Acquire Patents                          (293,738)          --         (460,777)
                                                              -----------    -----------    -----------

               Net Cash Used by Investing Activities             (299,619)        (5,196)      (474,748)
                                                              -----------    -----------    -----------

   Cash Flows From Financing Activities
        Repayments of Notes Payable                              (293,279)      (125,000)      (769,871)
        Proceeds from Sales of Common Stock, Net                2,358,500      1,085,000      5,139,166
                                                              -----------    -----------    -----------

               Net Cash Provided by Financing Activities        2,065,221        960,000      4,369,295
                                                              -----------    -----------    -----------

   Net Increase in Cash                                           351,148        301,648        514,625

   Cash, at Beginning of Period                                   163,477         76,589           --
                                                              -----------    -----------    -----------


   Cash, at End of Period                                     $   514,625        378,237        514,625
                                                              ===========    ===========    ===========


   Non-Cash Investing and Financing Transactions:
      Patents Purchased Using Debt                            $   185,272           --        2,660,749
      Stock Issued for Professional and Consulting Services   $   238,276        589,746        906,822
      Stock Issued for Administration Expenses                $      --           50,719         50,719
      Stock Issued for Patents                                $      --          864,261        864,261
      Stock Issued for Convertible Notes Payable              $   409,616           --          409,616
      Non-cash Compensation Warrants                          $      --             --          117,000
      Non-cash Stock Issuance Costs                           $   166,451           --          212,440

                          HEALTH DISCOVERY CORPORATION
            (FORMERLY KNOWN AS DIRECT WIRELESS COMMUNICATIONS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

NOTE A - BASIS OF PRESENTATION

Health Discovery Corporation (formerly known as Direct Wireless Communications, Inc.) (the "Company") has been in the development stage since the date of incorporation on April 6, 2001. The Company was primarily engaged in the activity of developing technology for a wireless telephone system until 2003, when it decided to abandon its efforts in the telecommunications industry and acquired new technologies in the biotechnology industry.

The accounting principles followed by the Company and the methods of applying these principles conform with accounting principles generally accepted in the United States of America (GAAP). In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from those estimates.

The interim financial statements included in this report are unaudited but reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the financial position and results of operations for the interim periods presented. All such adjustments are of a normal recurring nature. The results of operations for the period ended June 30, 2005 are not necessarily indicative of the results of a full year's operations. For further information, refer to the financial statements and footnotes included in the Company's annual report on Form 10-KSB for the year ended December 31, 2004.

NOTE B - NET LOSS PER SHARE

Net loss per common share are based on the weighted average number of common shares outstanding during the period. The effects of potential common shares outstanding during the period would be included in diluted earnings (loss) per share; however, the effects of potential shares would be antidilutive during all periods presented.

NOTE C - PATENTS

The Company has acquired a group of patents related to biotechnology and certain machine learning tools used for diagnostic and drug discovery. Additionally, legal costs associated with patent acquisitions and the application process are also capitalized as a part of patents. The Company has recorded $3,723,569 in patents and patent related costs, net of accumulated amortization, at June 30, 2005.

Amortization charged to operations for the three and six months ended June 30, 2005 and from the period from April 6, 2001 (date of inception) to June 30, 2005, was $62,778, $119,597 and $286,035, respectively. The weighted average amortization period for patents is approximately 15 years.

Estimated amortization expense for the next five years is $263,000 per year.

NOTE D - ACQUISITIONS

During the three months ended June 30, 2005 the Company acquired, or contractually agreed to acquire, the remaining interest in the SVM portfolio of patents from a group of unrelated third parties. The cost of the remaining interest consisted of a cash payment of $267,634, the issuance of promissory notes totaling $37,871 and convertible notes totaling $147,401. The convertible notes were converted by the holders immediately upon issuance in exchange for 487,441 shares of common stock.


NOTE E - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE


Notes payable consist of the following:
Note  payable  to   individuals,   bearing   interest  at  6%  payable  in  quarterly
installments of $62,500 with a final payment due on October 1, 2005                          $ 62,500

Notes payable to individuals, with imputed interest computed at 3.16% with
    installments due every fourth month with a final payment due May 1, 2006                  553,159
                                                                                              -------

Total current notes payable                                                                 $ 615,659
                                                                                              =======

                          HEALTH DISCOVERY CORPORATION
            (FORMERLY KNOWN AS DIRECT WIRELESS COMMUNICATIONS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS



NOTE E - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE, CONTINUED

Convertible notes in an aggregate amount of $865,603 mature on July 28, 2009, and may be converted at the election of the noteholders until that time into shares of the Company's Common Stock at $.17 per share. If the notes are converted, the noteholders contractually agreed not to sell more than 10% of such holder's shares in any calendar quarter after the minimum holding period has expired. The convertible notes bear interest at a rate of 3.16%.

All of the Company's debt is secured by specific patents in the Company's patent portfolio.

During 2005, convertible note holders elected to convert their debt to shares of the Company's stock. The conversion reduced the debt by $409,616 in exchange for 2,409,505 shares of common stock.

On August 4, 2005 a convertible note holder elected to convert his debt to shares of the Company's stock. The conversion reduced the debt by $135,424 in exchange for 796,612 shares of common stock.

NOTE F - STOCKHOLDERS' EQUITY

On March 10, 2005, the Company finalized a sale of shares of restricted common stock to accredited investors through a private placement offering. The price of the restricted stock was $.16 per share. In addition, each purchaser of the shares received a warrant to acquire an equal number of common shares at a fixed price of $0.24 per share until December 2008. No portion of the proceeds was assigned to the value of the warrants because the exercise price of the warrant exceeded the market value of the underlying common stock on the date of purchase. A total of 13,018,750 restricted common shares were sold to accredited individual investors for $1,798,924, net of issuance costs of $284,076. The issuance cost consisted of $157,000 in cash, 806,250 warrants, each entitling the holder to buy one share of the Company's common stock for $0.24 valued at $120,958, and 17,480 of Company shares valued at $6,118 which was paid or accrued to consultants for assistance in selling the Company's common stock.

During the second quarter of 2005, the Company extended its fundraising efforts through the sale of common stock to accredited investors through a private sales. The price of the restricted stock was $.16 per share. In addition, each purchaser of stock shares was granted a warrant to acquire an equal number of restricted common shares at a fixed price of $0.24 per share until December 2008. No portion of the proceeds was assigned to the value of the warrants because the exercise price of the warrant exceeded the market value of the underlying common stock on the date of purchase. As of June 30, 2005, a total of 3,031,250 restricted common shares were sold to accredited investors for $393,125, net of issuance costs of $91,875. The issuance cost consisted of $52,500 in cash, 262,500 warrants, each entitling the holder to buy one share of common stock for $0.24 valued at $39,375, which was paid or accrued to consultants for assistance in selling the Company's common stock As of June 30, 2005, 2,875,000 common shares and related warrants had not been issued to the purchasers and, accordingly, are recorded as common shares purchased and not issued on the Company's balance sheet.

Subsequent to June 30, 2005, the Company continued its private placement. An additional 9,062,500 shares were sold for proceeds of $1,450,000. Pursuant to the terms of various placement agency agreements by and between the Company and placement agents, the Company will pay a cash fee of approximately $145,000 and will issue warrants to acquire 25,200 shares of common stock to the placement agents, and or their designees. The warrants were issued as consideration for services as the Company's placement agents.

                     SHARES ISSUED IN EXCHANGE FOR SERVICES

During 2005, the Company issued 1,097,620 common stock shares to consultants for services. The shares were granted at the fair market value of the services provided. Total consultant expense of $178,867 and $78,746 was recorded for the issuance in 2005 and 2004, respectively.

As noted above, the Company has issued or committed to issue shares of the Company's common stock and warrants to purchase the Company's common stock to certain consultants in exchange for their assistance in selling Company shares. The value of Company stock was derived based on a contractual arrangement based on a percentage of the funds raised to be settled with the issuance of the Company's shares at $.35 per share. The values of the warrants were calculated using the Black-Scholes option-pricing model.

NOTE G -- PREVIOUSLY FILED INTERIM FINANCIAL STATEMENTS

As a result of the re-audit of the 2003 financial statements, management recorded two adjustments that effected the June 30, 2005 financial statements included in Form 10-QSB. The first adjustment, which amounted to $23,817, was made to record amortization expense for certain patents that were acquired in 2003. The second adjustment, which amounted to $54,000, was made to record compensation expense for a stock option grant that was granted at an exercise price less than the fair market value of the Company's stock at the time of grant. The effect on the June 30, 2005 balance sheet was an increase in common stock on $54,000, a decrease in Patents, net of amortization, of $23,817 and an increase in the accumulated deficit of $ 77,817. There was no impact on the statement of operations related to these adjustments.